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                                                                    Exhibit 10.1

                              ACQUISITION AGREEMENT

                    Dated as of August 11, 1999, by and among

                             Waste Connections, Inc.

                          WCI Acquisition Corporation I

                  International Environmental Industries, Inc.

                               J. O. Stewart, Jr.

                               Ralner Corporation

                              JOS Enterprises, Ltd.

                                       and

         International Environmental Industries Equipment Company, L.P.


                              ACQUISITION AGREEMENT


        ACQUISITION AGREEMENT, dated as of August 11, 1999, is entered into by and among Waste Connections, Inc., a Delaware corporation ("WCI"), WCI Acquisition Corporation I, a Nevada corporation ("MERGER SUB"), International Environmental Industries, Inc., a Nevada corporation (the "CORPORATION"), J. O. Stewart, Jr. ("J.O.", the "OWNER" or, with respect to Section 11, one of the "Owners"), Ralner Corporation, a Texas corporation ("RALNER"), JOS Enterprises, Ltd., a Texas limited partnership ("JOS"), AND International Environmental Industries Equipment Company, LP, a Texas limited partnership ("EQUIPMENT" and, collectively with JOS, the "PARTNERSHIPS").

        WHEREAS, the Corporation owns all of the issued and outstanding capital stock of Rubbish Removal Incorporated, a Texas corporation ("RRI"), and RRI owns all of the issued and outstanding capital stock of El Paso Disposal, Inc., a Texas corporation ("EL PASO DISPOSAL"), Camino Real Environmental Center, Inc., a New Mexico corporation ("CREC"), Southwest Disposal Corporation, a New Mexico corporation ("SDC"), and seventy percent (70%) of the issued and outstanding capital stock of Medical Technologies of New Mexico, Inc., a New Mexico corporation ("MTI," and collectively with RRI, El Paso Disposal, CREC and SDC, the "SUBSIDIARIES");


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        WHEREAS, the Corporation, the Subsidiaries (other than MTI) and the
Partnerships collectively are engaged in the collection and transportation of solid waste and recyclables and own certain real estate, including a landfill, located in and around El Paso, Texas and Las Cruces, New Mexico, and are engaged in other related activities;

        WHEREAS, J.O. owns all of the issued and outstanding capital stock of Ralner (the "RALNER STOCK");

        WHEREAS, Ralner is the sole general partner and J.O. is the sole limited partner of JOS, and Ralner is the sole general partner and J.O. is the sole limited partner of Equipment;

        WHEREAS, WCI will contribute as a capital contribution to Merger Sub sufficient cash and shares of WCI Common Stock, $0.01 par value (the "WCI STOCK"), to consummate the Merger (as defined below) contemplated by this Agreement in exchange for all of the outstanding capital stock of the Merger Sub;

        WHEREAS, the Merger Sub will use such cash and shares of WCI Stock to effect the merger of the Corporation into Merger Sub in accordance with the terms and subject to the conditions of this Agreement (the "MERGER") in a transaction that qualifies as a tax-free reorganization under section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE");

        WHEREAS, prior to the Closing Date (as defined in Section 1.7), J.O. will contribute to the Corporation all of the outstanding capital stock of Ralner so that the Corporation will own 100% of the outstanding stock of the sole general partner of each Partnership as of the Closing Date;

        WHEREAS, prior to the Closing Date, the Owner will transfer all of his limited partnership interests in JOS and Equipment to the Corporation, so that the Corporation will be the sole limited partner of each Partnership as of the Closing Date;

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto, each intending to be bound hereby, agree as follows:

1.      MERGER AND STOCK AND INTERESTS PURCHASE

        1.1 THE MERGER. In accordance with the General Corporation Law of Nevada (the "NEVADA Law"), at the Effective Time (as defined in Section 1.2), the Corporation shall be merged with and into Merger Sub in a transaction intended to qualify as a tax-free reorganization under Section 368(a) of the Code. Immediately following the Merger, the separate existence of the Corporation shall cease and Merger Sub (the "SURVIVING CORPORATION") shall continue to exist under and be governed by the Nevada Law as a direct, wholly-owned subsidiary of WCI.

        1.2 EFFECTIVE TIME. As soon as practicable after the date of this Agreement (the "SIGNING DATE") and the satisfaction or waiver of all of the conditions to the Merger at the Closing (as defined in Section 1.7), the parties shall cause the Merger to be consummated by causing Articles of Merger (the "FILED ARTICLES"), substantially in the form of Exhibit 1.2, to be


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executed and filed in accordance with the relevant provisions of the Nevada Law.
The Merger shall become effective at the time specified in the Filed Articles (the "EFFECTIVE TIME").

        1.3 EFFECTS OF THE MERGER. The Merger shall have the effect set forth in
Section 92A.250 of the Nevada Law. Without limiting the generality of the foregoing, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Corporation shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Corporation shall become the debts, liabilities and duties of the Surviving Corporation in the same manner as if the Surviving Corporation had itself incurred them. All rights of creditors and all liens upon the property of the Corporation shall thereafter be preserved unimpaired.

        1.4 ARTICLES OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION. The Articles of Incorporation of the Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended in accordance with the provisions thereof and applicable law. The Bylaws of the Merger Sub in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with the provisions thereof and applicable law.

        1.5 DIRECTORS. The directors of the Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

        1.6 OFFICERS. The officers of the Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

        1.7 CLOSING TIME AND PLACE. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated herein (the "CLOSING") shall take place as promptly as practicable (but in any event within five business days) following the date on which the last of the conditions set forth in Sections 6 and 7 is fulfilled or waived, or on such other date as WCI and the Corporation shall agree (the "CLOSING DATE"). The Closing shall take place at the law offices of Scott, Hulse, Marshall, Feuille, Finger & Thurmond, P.C., 11th Floor, Texas Commerce Bank Building, El Paso, Texas 79901. At the Closing, WCI, the Merger Sub, the Corporation and the Owner shall deliver to each other the documents, instruments and other items described in Section 8 of this Agreement. At the election of WCI and the Corporation, the Closing of this transaction may take place through an exchange of consideration and documents using overnight courier service or facsimile.

        1.8 SELLING PARTIES AND ENTITIES. The Corporation, the Subsidiaries, the Partnerships, the Owner and Ralner are sometimes referred to herein collectively as the "SELLING PARTIES" AND INDIVIDUALLY WITHOUT DESIGNATION AS A "SELLING PARTY" AND THE CORPORATION, THE SUBSIDIARIES, THE PARTNERSHIPS AND RALNER ARE sometimes referred to herein collectively as the "SELLING ENTITIES" AND INDIVIDUALLY WITHOUT DESIGNATION AS A "SELLING ENTITY".


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2.      CONSIDERATION; CONVERSION OF SECURITIES

        2.1 CONSIDERATION. The aggregate consideration (the "AGGREGATE CONSIDERATION") for the Merger is cash and the number of shares of WCI Stock EQUAL TO the sum of (i) one hundred thirty six million dollars ($136,000,000),
(ii) minus the Closing Date Debt (as defined in Section 3.22(a)), and (iii) plus or minus, as the case may be, the amount by which the Closing Date Current Assets (as defined in Section 3.22(b)) are greater or less than the Closing Date Current Liabilities (as defined in Section 3.22(b)). The number of shares of WCI Stock to be issued shall be determined by dividing the amount allocated to WCI Stock on Schedule 2.2 by $26.00 (the "MERGER PRICE"). The Merger Price and the number of shares of WCI Stock to be DELIVERED AFTER THE EFFECTIVE TIME shall be appropriately adjusted in the event of any change in WCI Stock between the Signing Date and the Effective Time, including without limitation any stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger or consolidation. WCI shall not be obligated to issue any fractional shares of WCI Stock, but instead the Owner shall be paid cash in lieu of any fractional share equal to the Merger Price multiplied by the fraction of a share of WCI Stock that would otherwise have been issued to such Owner. WCI shall use its reasonable efforts to cause the shares of WCI Stock to be covered by one or more Registration Statements on Form S-4 (the "REGISTRATION STATEMENTS"), each of which is to be effective under the Securities Act of 1933, as amended (the "ACT"), as of the Signing Date, so that such shares shall be freely tradable, subject to the restrictions set forth in Section 9.7. WCI shall maintain the Registration Statements effective for resales of the WCI Stock received by the Owner for a period of two (2) years after the Effective Time pursuant to the terms of the Common Stock Agreement (as hereinafter defined).

        2.2 ALLOCATION OF AGGREGATE CONSIDERATION. The portion of the Aggregate Consideration paid in cash and in WCI Stock in the Merger is set forth on
Schedule 2.2, which will be revised at the Closing to reflect estimated adjustments pursuant to Sections 2.1(ii) and 2.1(iii). Final adjustments will be made pursuant to Sections 2.1(ii) and 2.1(iii) within ninety (90) days after the Closing and additional shares of Merger Stock will be issued to the Owner, or the Owner will return shares of Merger Stock, as necessary to effect such final adjustments. The shares of WCI Stock issued in connection with the Merger is sometimes referred to herein as the "MERGER STOCK," AND THE AMOUNT OF CASH ALLOCATED TO THE MERGER IS SOMETIMES REFERRED TO HEREIN AS THE "Merger Cash."

        2.3 CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

                (a) Subject to Section 2.7, the aggregate shares of the Corporation's Stock issued and outstanding immediately prior to the Effective Time (the "Corporation's Stock") shall be converted into the Merger Cash and the Merger Stock as provided in Schedule 2.2.

                (b) All of the shares of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding common stock of Merger Sub and shall continue as the outstanding common stock of the Surviving Corporation.


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2.4     EXCHANGE OF MERGER CASH AND CERTIFICATES.

                (a) After the Effective Time, WCI shall deliver to the Owner in accordance with this Section 2 Merger Cash and certificates representing the shares of the Merger Stock issuable pursuant to Section 2.3 in exchange for issued and outstanding shares of the Corporation's Stock as contemplated by that Section. The Merger Stock into which the Corporation's Stock shall be converted pursuant to the Merger shall be deemed to have been issued at the Effective Time. WCI will take appropriate steps to allow J.O. to trace the shares of WCI Stock he receives in exchange for the shares of the Corporation's Stock J.O. acquired from W.L. Hunt.

                (b) At or after the Closing as provided in Section 8.2(a), each Owner shall deliver to WCI certificates evidencing the shares of the Corporation's Stock owned by such Owner that are to be converted pursuant to Section 2.3 into the right to receive Merger Cash and Merger Stock (the "CORPORATION'S CERTIFICATES"). Promptly after the Effective Time, each Owner who has surrendered the Corporation's Certificates registered in the name of such Owner to WCI, together with such documents as WCI shall reasonably request, shall be entitled to receive in exchange therefor Merger Cash and certificates representing that number of shares (rounded down to the nearest whole number) of Merger Stock which such Owner has the right to receive pursuant to this Section 2 (together with any cash in lieu of fractional shares of Merger Stock pursuant to Section 2.1). The Corporation's Certificates so surrendered shall be cancelled immediately after the Effective Time. Until surrendered as contemplated by this Section 2.4, the Corporation's Certificates shall be deemed cancelled as of the Effective Time and at any time after the Effective Time shall be deemed to represent only the right to receive upon such surrender (i) the certificates representing shares of Merger Stock as contemplated by this Section 2.4, (ii) a portion of the Merger Cash as contemplated by this Section 2.4, (iii) a cash payment in lieu of any fractional shares of Merger Stock as contemplated by Section 2.1 and (iv) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Merger Stock as contemplated by Section 2.5.

        2.5 DISTRIBUTIONS. Dividends and other distributions declared or made after the Effective Time with respect to Merger Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Corporation's Certificates with respect to the Merger Stock represented thereby.

        2.6 NO FURTHER OWNERSHIP RIGHTS IN THE CORPORATION'S STOCK. All Merger Cash and shares of Merger Stock issued upon the surrender for exchange of shares of the Corporation's Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.1 or 2.5) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of the Corporation's Stock, and, at and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of the Corporation's Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, a Corporation's Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 2.


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        2.7 LOST CERTIFICATES. In the event the Corporation's Certificates shall have been lost, stolen or destroyed, on the making of an affidavit of that fact by the Owner claiming such certificate to be lost, stolen or destroyed, WCI will issue in exchange for such lost, stolen or destroyed certificate the shares of Merger Stock (together with any cash pursuant to Section 2.1 and any dividends or distributions with respect thereto pursuant to Section 2.5) deliverable in respect thereof as determined in accordance with Section 2.4. When authorizing such payment in exchange for any lost, stolen or destroyed Corporation's Certificate, the Owner to whom the Merger Stock is to be issued shall, as a condition precedent to the issuance thereof, give WCI a bond satisfactory to WCI in such sum as WCI may direct or otherwise indemnify WCI in a manner reasonably satisfactory to WCI against any claim that may be made against WCI or the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

        2.8 EXCLUDED ASSETS. Prior to the Closing, the assets described on
Schedule 2.8 shall be distributed to J.O. J.O. agrees to lease the facilities described on Schedule 2.8 under "Leased Facilities" to the Corporation until the second anniversary of the Closing Date at a rate of $1.00 per year.

3. REPRESENTATIONS AND WARRANTIES OF THE CORPORATION, RALNER, THE OWNER AND THE PARTNERSHIPS

        The Corporation, Ralner, the Owner and the Partnerships, jointly and severally, with respect to the Corporation, the Subsidiaries, Ralner and the Partnerships; and J.O., with respect to Ralner, (collectively, the "REPRESENTING PARTIES"), represent and warrant that each of the following representations and warranties is true and correct as of the date of this Agreement (the "SIGNING DATE") and will be true and correct as of the Closing Date.



        3.1 ORGANIZATION, STANDING AND QUALIFICATION. The Corporation is duly organized, validly existing and in good standing under the laws of the State of Nevada. Each of RRI, El Paso Disposal and Ralner is duly organized, validly existing and in good standing under the laws of the State of Texas. Each of CREC, SDC and MTI is duly organized, validly existing and in good standing under the laws of the State of New Mexico. Each of the Corporation, the Subsidiaries and Ralner has full corporate power and authority to own and lease its properties and to carry on its business as now conducted. Each of the Corporation, the Subsidiaries and Ralner is licensed or qualified to do business as a foreign corporation in the states listed on Schedule 3.1. None of the Corporation, the Subsidiaries or Ralner is required to be qualified or licensed to conduct business as a foreign corporation in any other jurisdiction. Each of the Partnerships is duly organized, validly existing and in good standing under the laws of the State of Texas. Each of the Partnerships has full partnership power and authority to own and lease its properties and to carry on its business as now conducted. Each of the Partnerships is licensed or qualified to do business as a foreign partnership in the states listed on Schedule 3.1. Each of the Partnerships is not required to be qualified or licensed to conduct business as a foreign partnership in any other jurisdiction.

        3.2 CAPITALIZATION AND PARTNERSHIP INTERESTS. Schedule 3.2 sets forth the authorized and outstanding capital of the Corporation, the Subsidiaries and Ralner, the names, addresses and social security numbers or taxpayer identification numbers of the record and


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beneficial owners thereof, the number of shares so owned, the names, addresses and social security numbers or taxpayer identification numbers of the partners of each of the Partnerships and the percentage ownership interests of each partner. All of the issued and outstanding shares of the capital stock of the Corporation, the Subsidiaries and Ralner are, as of the Signing Date, owned of record and beneficially by the persons and entities set forth in Schedule 3.2, and will be as of the Effective Time, owned of record and beneficially by the persons or entities set forth on Schedule 3.2, and are as of the Signing Date, and will be as of the Effective Time, free and clear of all liens, security interests, encumbrances, restrictions, pledges and claims of every kind except as set forth in Schedule 3.2. Each share of the capital stock of the Corporation, the Subsidiaries and Ralner is duly and validly authorized and issued, fully paid and nonassessable, and was not issued in violation of any preemptive rights of any past or present Owner of the Corporation, the Subsidiaries or Ralner. Except as set forth on Schedule 3.2, no option, warrant, call, conversion right or commitment of any kind (including any of the foregoing created in connection with any indebtedness of the Corporation, the Subsidiaries or Ralner) exists that obligates the Corporation, the Subsidiaries or Ralner to issue any of its authorized but unissued capital stock or other equity interest or that obligates any Owner to transfer the Corporation's Stock, the Ralner Stock or the capital stock of any of the Subsidiaries to any person or entity, and no commitment of any kind exists that obligates any partner of either of the Partnerships to transfer its or his partnership interest to any person or entity. The Corporation's Stock, the Ralner Stock and the capital stock of the Subsidiaries were issued in compliance with all applicable federal and state securities laws.

        3.3 ASSETS NECESSARY TO CONDUCT BUSINESS. Upon consummation of the Merger, WCI will acquire through Merger Sub all of the Corporation's Stock and all of the assets of the Corporation and the Partnerships necessary to the conduct of the business of the Corporation and the Partnerships as conducted on the Signing Date and all assets owned, directly or indirectly, by the Owner and used or involved in the business of collecting, transporting and disposing of solid waste, operating solid waste transfer stations and recycling. None of the Corporation or the Owner intends to take or, to the knowledge of the Representing Parties, has taken or agreed to take, any action or has any knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of section 368(a) of the Code.

        3.4 AUTHORITY FOR AGREEMENT AND FILED ARTICLES. The Corporation has obtained the approval of the percentage of the holders of the outstanding Corporation's Stock required by Section 92A.120 of the Nevada Law and the Corporation and the Owner have full right, power and authority to enter into this Agreement and the Filed Articles, if applicable, and to perform its or their obligations hereunder and thereunder. The execution and delivery of this Agreement and the Filed Articles by the Corporation and the consummation of the transactions contemplated hereby and thereby by the Corporation have been duly authorized by the Corporation's Board of Directors. The execution and delivery of this Agreement by Ralner and the consummation of the transactions contemplated hereby by Ralner have been duly authorized by Ralner's Board of Directors. The execution and delivery of this Agreement by the Partnerships has been duly authorized by Ralner's Board of Directors and by all necessary partnership action. This Agreement has been duly and validly executed and delivered by the Corporation, the Owner, Ralner and the Partnerships, and when executed and delivered at the Closing by the Corporation and the Owner, the Filed Articles will have been duly and validly executed and delivered, and,


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subject to the due authorization, execution and delivery by WCI and the Merger
Sub, constitute, or in the case of the Filed Articles will constitute, the legal, valid and binding obligations of the Corporation, the Owner, Ralner and the Partnerships, as applicable, enforceable against the Corporation, the Owner, Ralner and the Partnerships, as applicable, in accordance with their respective terms.

        3.5 NO BREACH OR DEFAULT. Except as disclosed on Schedule 3.5, the execution and delivery by the Corporation, the Owner, Ralner and the Partnerships of this Agreement and the Filed Articles, if applicable, and the consummation by the Corporation, the Owner, Ralner and the Partnerships of the transactions contemplated hereby and thereby will not:

                (a) Result in the breach of any of the terms or conditions of, or constitute a default under, or allow for the acceleration or termination of, or in any manner release any party from any obligation under, any mortgage, lease, note, bond, indenture, or material contract, agreement, license or other instrument or obligation of any kind or nature to which any of the Selling Parties is a party, or by which any of the Selling Parties, or any of their assets, is or may be bound or affected; or

                (b) Violate any law or any order, writ, injunction or decree of any court, administrative agency or governmental authority, or require the approval, consent or permission of any governmental or regulatory authority applicable to any of the Selling Parties; or

                (c) Violate the Articles of Incorporation or Bylaws of the Corporation or Ralner or violate the agreement of limited partnership of either of the Partnerships.

        3.6 SUBSIDIARIES. Schedule 3.6 lists any and all subsidiaries of the Corporation and Ralner and any securities of any other corporation or any securities or other interest in any other business entity owned by the Corporation or Ralner or any of the Corporation's, the Subsidiaries' or Ralner's subsidiaries.

        3.7 FINANCIAL STATEMENTS. Attached as Schedule 3.7 are copies of financial statements ("Financial Statements") for each Selling Entity's three most recent fiscal years (or, in the case of Equipment, since inception) and interim financial statements for each Selling Entity for the period ended June 30, 1999 (the "BALANCE SHEET DATE"). Such financial statements (other than the Financial Statements of Equipment and the interim financial statements) have been audited by PricewaterhouseCoopers LLP. The Financial Statements are correct and complete and fairly present (i) the financial position of each Selling Entity as of the respective dates of the balance sheets included in said statements, and (ii) the results of operations for the respective periods indicated. The Financial Statements have been prepared in accordance with generally accepted accounting principles, applied consistently with prior periods. Except to the extent reflected or reserved against in each Selling Entity's balance sheets as of the Balance Sheet Date, or as disclosed on
Schedule 3.7 or Schedule 3.8, none of the Selling Entities had as of the Balance Sheet Date, nor will any of the Selling Entities have as of the Closing Date, any liabilities of any nature, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities due or to become due other than liabilities


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incurred in the ordinary course of business since the Balance Sheet Date and which are included as part of the Closing Date Current Liabilities.

3.8     LIABILITIES.

                (a) Schedule 3.8(a) lists, as of close of the month prior to the Signing Date, all fixed and uncontested liabilities of any kind, character and description of each Selling Entity not described on
        Schedule 3.8(d), whether reflected or not reflected on the Financial Statements and whether accrued or absolute, and states as to each such liability the amount of such liability and to whom payable. From the close of the month prior to the Signing Date, liabilities have been incurred by each Selling Entity only in the ordinary course of business consistent with comparable prior periods.

                (b) Schedule 3.8(b) lists, as of the Signing Date, all claims, suits and proceedings which are pending against any of the Selling Entities and, to the knowledge of the Representing Parties, all contingent liabilities and all claims, suits and proceedings threatened or anticipated against the Selling Entities. Schedule 3.8(b) includes a summary description of each such liability, including, without limitation, (i) the name of each court, agency, bureau, board or body before which any such claim, suit or proceeding is pending, (ii) the date such claim, suit or proceeding was instituted, (iii) the parties to such claim, suit or proceeding, (iv) a brief description of the factual basis alleged to underlie such claim, suit or proceeding, including the date or dates of all material occurrences, and (v) the amount claimed and other relief sought, together with copies of all material documents, reports and other records relating thereto to the extent that they are in the possession or control of any of the Representing Parties.

                (c) Schedule 3.8(c) lists, to the extent not otherwise included in Schedule 3.8(a), all mortgages, deed of trust, liens, claims and encumbrances secured by or otherwise affecting any asset (including any Asset) of the Selling Entities (including any Property (as defined in
        Section 3.11(b)), including a description of the nature of such lien, claim or encumbrance, the amount secured if it secures a liability, the nature of the obligation secured, and the party holding such mortgages, deed of trust, lien, claim or encumbrance.

                (d) Schedule 3.8(d) lists, to the extent not otherwise included in on Schedule 3.8(a) or (d), all real and personal property leasehold interests to which any of the Selling Entities is a party as lessor or lessee or, to the knowledge of the Representing Parties, affecting or relating to any Property, and includes a description of the nature and principal terms of such leasehold interest, including, without limitation, the identity of the other party thereto, the location of the real estate leased, the term of such leasehold interest (including renewal options), the base rent and any additional rent owing thereunder (including any adjustments thereto), security deposits, rights of first offer or first refusal, purchase options, and restrictions on transfer. All such leases are in full force and effect and binding upon the parties thereto; none of the Selling Entities nor, to the knowledge of the Representing Parties, any other party to such leases is in breach of any of the provisions thereof. The landlord's interest in each such lease has not been assigned to any third party nor, except as provided in Schedule 3.11(b), has any such


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        interest been mortgaged, pledged or hypothecated; and none of the
        Selling Entities has assigned any such lease or sublet all or any part of the Property that is the subject of any such lease.

        Except as described on Schedule 3.8(a), (c) or (d), none of the Selling Parties has made any payment or committed to make any payment since the Balance Sheet Date on or with respect to any of the liabilities or obligations listed on
Schedule 3.8(a), (c) or (d) except periodic payments required to be made under the terms of the agreements or instruments governing such obligations or liabilities or made in the ordinary course of business.

        3.9 ACCURATE AND COMPLETE RECORDS. Except as set forth on Schedule 3.9, the corporate minute books, stock ledgers, books, ledgers, financial records and other records of the Selling Entities:

                (a) Have been made available to WCI and its agents at the Corporation's offices or at the offices of WCI's attorneys or the Corporation's attorneys;

                (b) Have been, in all material respects, maintained in accordance with all applicable laws, rules and regulations; and

                (c) Are accurate and complete and reflect all material corporate transactions authorized by the Board of Directors and/or shareholders of the Corporation, the Subsidiaries and Ralner and all material partnership transactions authorized by the general partner of each of the Partnerships.

3.10    PERMITS AND LICENSES.

                (a) Schedule 3.10(a) is a full and complete list, and includes copies, of all material permits, licenses, franchises, and service agreements pursuant to which each of the Selling Entities is authorized to collect and haul industrial, commercial and residential solid waste (the "COLLECTION FRANCHISES"), and of all other material permits, licenses, fuel permits, zoning and land use approvals and authorizations, including, without limitation, any conditional or special use approvals or zoning variances, occupancy permits, and any other similar documents constituting a material authorization or entitlement or otherwise material to the operation of the business of each Selling Entity (collectively the "GOVERNMENTAL PERMITS") owned by, issued to, held by or otherwise benefiting the Selling Entities. The status of the Governmental Permits related to the disposal areas owned by the Selling Entities and, to the knowledge of the Representing Parties, the status of the governmental permits related to the disposal areas used but not owned by the Selling Entities, including, without limitation, any conditions thereto and, if applicable, the expiration dates thereof, are also described on Schedule 3.10(a). Except as set forth on Schedule 3.10(a), all of the Collection Franchises and other Governmental Permits listed on Schedule 3.10(a) are adequate for the operation of the business of each of the Selling Entities and of each Facility (as defined in Section 3.10(d)) as presently operated and are valid and in full force and effect. All of said Collection Franchises and other Governmental Permits and agreements have been duly obtained, and there are no proceedings pending or, to the knowledge of the Representing Parties, threatened which may result in the revocation, cancellation, suspension or adverse modification of any of the same. None of the Representing Parties has any knowledge of any reason why all such Collection Franchises and Governmental Permits will not remain in effect for the period or term stated therein, subject to the Surviving Corporation's and WCI's full compliance therewith, after consummation of the transactions contemplated hereby.

                (b) Schedule 3.10(b) sets forth the name of any governmental agency or other third party from whom the Selling Entities, Representing Parties or WCI must obtain consent (the "REQUIRED GOVERNMENTAL CONSENTS") in order to effect a direct or indirect transfer of the Collection Franchises or other Governmental Permits required as a result of the consummation of the transactions contemplated by this Agreement. All such Required Governmental Consents will have been obtained prior to Closing. Except for any filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT"), the filing of the Filed Articles with the Secretary of State of Nevada in connection with the Merger and the Required Governmental Consents, no declaration, filing or registration with, or notice to, or authorization, consent or approval or permit of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement or the Filed Articles by the Corporation, the Owner, Ralner or the Partnerships or the consummation by the Corporation, the Owner, Ralner or the Partnerships of the transactions contemplated hereby or thereby.

                (c) Schedule 3.10(c) includes (i) all notifications, reports, permit and license applications (other than items included in Schedule 3.10(a)), engineering and geologic studies, and environmental impact reports, tests or assessments (collectively, "RECORDS, NOTIFICATIONS AND REPORTS") that are material to the operation of the business of each Selling Entity, and (A) relate to the discharge or release of materials into the environment and/or the handling or transportation of waste materials or hazardous or toxic substances or otherwise relate to the protection of the public health or the environment, or (B) were filed with or submitted to appropriate governmental agencies during the 24 months prior to the Signing Date by the Selling Parties or their agents with respect to the business of each Selling Entity, and (ii) all material notifications from such governmental agencies to the Selling Parties or their agents in response to or relating to any of such Records, Notifications and Reports.

                (d) Schedule 3.10(d) lists each facility owned, leased, operated or otherwise used by a Selling Entity, the ownership, lease, operation or use of which is being transferred to, assumed by or otherwise acquired directly or indirectly by WCI pursuant to this Agreement (each, a "FACILITY" and collectively, the "Facilities"). Except as otherwise disclosed on Schedule 3.10(d):

                    (i) Each Facility owned by a Selling Entity or an Affiliate
                (as defined in Section 3.13) of a Selling Party and leased to a Selling Entity is fully licensed, permitted and authorized to carry on its current business under all applicable federal, state and local statutes, orders, approvals, zoning or land use requirements, rules and regulations, and, none of such Facilities or the current use thereof constitutes a non-conforming use or is otherwise subject to any restrictions regarding the operation, renovation or reconstruction thereof. To the knowledge of the Representing Parties, no Facility that is leased by a Selling Entity from a non-Affiliate or the current use thereof constitutes a non-conforming use or is otherwise subject to any restrictions regarding the operation, renovation or reconstruction thereof.

                    (ii) There are no circumstances, conditions or reasons that are likely to be the basis for revocation or suspension of any Facility's site assessments, permits, licenses, consents, authorizations, zoning or land use permits, variances or approvals relating to any Facility, and to the knowledge of the Representing Parties, there are no circumstances, conditions or reasons that are likely to be the basis for revocation or suspension of any site assessment, permits, licenses, consents, authorizations, zoning or land use permits, variances or approvals relating to any Facility leased by a Selling Entity from a third party who is not an Affiliate of a Selling Party.

        3.11 FIXED ASSETS.

                (a) Schedule 3.11(a) lists, as of the Signing Date, all the fixed assets (other than real estate) of the Selling Entities, including, without limitation, identification of each vehicle by description and serial number, identification of machinery, equipment and general descriptions of parts, supplies and inventory. Attached to
        Schedule 3.11(a) are titles and current registrations for each motor vehicle described on Schedule 3.11(a). Except as described on Schedule 3.11(a), all of the Selling Entities' containers, vehicles, machinery and equipment necessary for the operation of their businesses are free of known defects, are in good and operable condition and all of the motor vehicles and other rolling stock of the Selling Entities are in compliance with all applicable laws, rules and regulations. All such containers, vehicles, machinery and equipment are free of known defects that would cause them to fail.

                (b) Each parcel of real property owned or being purchased by each Selling Entity (the "PROPERTY"), including the street address and the legal description thereof, is listed on Schedule 3.11(b), and attached to said Schedule 3.11(b) are copies of all deeds, outstanding mortgages, other encumbrances (other than leases included on Schedule 3.8(d)) and any existing title insurance policies or lawyer's title opinions relating to each Property, as well as a current commitment for title insurance issued by a title insurance company satisfactory to WCI with respect to each Property, together with copies of all of the title exceptions referred to in each such commitment. Except as described on
        Schedule 3.11(b), there are no material physical or mechanical defects on any Property and each Facility is in good condition and repair.

        3.12 TITLE TO ASSETS. Each Selling Entity has good, valid and marketable title to all of its properties and assets, real, personal, and mixed, tangible and intangible, actually used or necessary for the conduct of its business, free of any encumbrance or charge of any kind except: (i) liens for current taxes not yet due; (ii) minor imperfections of title and encumbrances, if any, that are not substantial in amount, do not materially reduce the value or impair the use of the property subject thereto, do not materially impair the value of any Selling Entity, and have arisen only in the ordinary course of business and consistent with past practice; and (iii) the liens identified on Schedules 3.8(a) and 3.8(c) (collectively, the "PERMITTED LIENS"). Except as described on Schedule 3.8(d), there are no leases, occupancy agreements, options, rights of first refusal or any other agreements or arrangements, either oral or written, that create or confer in any person or entity the right to acquire, occupy or possess, now or in the future, any Facility, any Property, or any portion thereof, or create in or confer on any person or entity any right, title or interest therein or in any portion thereof.

        3.13 RELATED PARTY TRANSACTIONS. Schedule 3.13 lists all accounts and notes receivable of the Selling Entities from and advances to employees, former employees, officers, directors, the Selling Entities and Affiliates of the foregoing which have not been repaid. For purposes of this Agreement, the term "Affiliate" means, with respect to any person, any person that directly or indirectly through one or more intermediaries controls or has an ownership interest in, or is controlled or owned in whole or in part by, or is under common control or ownership in whole or in part with such person, and in the case of a corporation includes its directors and officers, in the case of a partnership includes its partners, in the case of individuals includes the individual's spouse, father, mother, grandfather, grandmother, brothers, sisters, children and grandchildren and in the case of a trust includes the grantors, trustees and beneficiaries of the trust. Except as disclosed on
Schedule 3.13 or in the Financial Statements, none of the Owner, Ralner or their respective Affiliates has entered into any transaction with or is a party to any agreement, lease or other instrument with any of the Selling Entities. Except as disclosed on Schedule 3.13 or in the Financial Statements, none of the Owner, Ralner or their respective Affiliates owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee, shareholder or partner of, or consultant or lender to or borrower from or has the right to participate in the profits of, any person or entity that is a competitor, supplier, customer, landlord, tenant, creditor or debtor of a Selling Entity.

        3.14 CONTRACTS AND AGREEMENTS; ADVERSE RESTRICTIONS.

                (a) Schedule 3.14(a) lists and includes copies of, all material written contracts and agreements and written summaries of key terms of all material oral agreements to which each Selling Entity is a party or by which it or any of its property is bound (other than leases and documents included with Schedules 3.8(a), 3.8(c) or 3.8(d)), including, but not limited to, joint venture or partnership agreements, contracts with any labor organizations, promissory notes, loan agreements, bonds, mortgages, deeds of trust, liens, pledges, conditional sales contracts or other security agreements. Except as disclosed on Schedule 3.14(a), all such contracts and agreements included in Schedule 3.14(a) are in full force and effect and binding upon the parties thereto. Except as described or cross referenced on Schedule 3.14(a), none of the Selling Entities or, to the knowledge of the Representing Parties, any other parties to such contracts and agreements is in breach thereof, and none of the parties has threatened to breach any of the material provisions thereof or notified any of the Selling Parties of a default thereunder, or exercised any options thereunder.

                (b) Except as set forth on Schedule 3.14(b), there is no outstanding judgment, order, writ, injunction or decree against any Selling Entity, the result of which could materially adversely affect such Selling Entity or its respective business or any Property, nor has any of the Selling Parties been notified that any such judgment, order, writ, injunction or decree has been requested.

                (c) Except for any consents and approvals listed on Schedule 3.14(c) and except for Required Governmental Consents, none of the contracts and agreements described on Schedules 3.8(a), 3.8(c), 3.8(d) or 3.14(a) and any of the judgments, orders, writs, injunctions or decrees described on Schedule 3.14(b) requires notice to, or consent or approval of, any agency or other third party to any of the transactions contemplated hereby.

                (d) Except as set forth on Schedule 3.14(d), no Selling Entity is a party to any agreement that (i) purports to restrict or prohibit in any respect such Selling Entity or any Affiliate of a Selling Entity from, directly or indirectly, engaging in any business currently engaged in by the Selling Entities, WCI or any Affiliate of any of them or (ii) would restrict or prohibit WCI or any subsidiary of WCI from engaging in such business. None of the Corporation's, the Subsidiaries' or Ralner's officers, directors or key employees or any of the Partnerships' partners or key employees is a party to any agreement which, by virtue of such person's relationship with a Selling Entity, restricts in any respect such Selling Entity or any Affiliate of such Selling Entity from, directly or indirectly, engaging in any such business.

        3.15 INSURANCE. Schedule 3.15 is a complete list, and includes copies of all insurance policies of each Selling Entity currently in effect or, with respect to "OCCURRENCE" policies that were in effect, in respect of any Property or any other property used by a Selling Entity specifying, for each policy, the name of the insurer, the type of risks insured, the deductible and limits of coverage, and the annual premium therefor. Each Selling Entity currently carries insurance covering such Selling Entity and its operations, assets and personnel in the type and amount ordinarily carried by corporations or partnerships in similar circumstances. During the last five years, there has been no lapse in any material insurance coverage of any Selling Entity. For each insurer providing coverage for any of the contingent or other liabilities listed on
Schedule 3.8(c), except to the extent otherwise set forth on Schedule 3.8(c), each such insurer, if required, has been properly and timely notified of such liability, no reservation of rights letters have been received by the Corporation and the insurer has assumed defense of each suit or legal proceeding. To the knowledge of the Representing Parties, all such proceedings are fully covered by insurance, subject to normal deductibles.

        3.16 PERSONNEL. Schedule 3.16 is a complete list of all officers, directors and employees (by type or classification) of each Selling Entity and their respective rates of compensation, including (i) the portions thereof attributable to bonuses, (ii) any other salary, bonus, stock option, equity participation, or other compensation arrangement made with or promised to any of them, and (iii) copies of all employment agreements with non-union officers, directors and employees. Schedule 3.16 also lists the driver's license number for each driver of each Selling Entity's motor vehicles. All employees of the Selling Entities (including employees with written or oral employment contracts) are terminable "AT WILL" without payment of severance or other benefits (including, without limitation, stock options or other rights to obtain equity in the Selling Entities).

        3.17 BENEFIT PLANS AND UNION CONTRACTS.

                (a) Schedule 3.17(a) is a complete list and includes copies (or, in the case of oral arrangements, descriptions) of all employee benefit plans and agreements (written or oral) currently maintained or contributed to by each Selling Entity, including employment agreements and any other agreements containing "golden parachute" provisions, retirement plans, welfare benefit plans and deferred compensation agreements, together with copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Signing Date. Except for the employee benefit plans described on Schedule 3.17(a), no Selling Entity has any other pension, retirement, welfare, profit sharing, deferred compensation, stock option, employee stock purchase or other employee benefit plans or arrangements with any party. Except as disclosed on Schedule 3.17(a), all employee benefit plans listed on Schedule 3.17(a) are fully funded and in substantial compliance with all applicable federal, state and local statutes, ordinances and regulations. Except as disclosed on
        Schedule 3.17(a), all such plans that are intended to qualify under
        Section 401(a) of the Code have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are included as part of Schedule 3.17(a). Except as disclosed on Schedule 3.17(a), all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies thereof are included as part of Schedule 3.17(a). All employee benefit plans listed on such Schedule have been operated substantially in accordance with the terms and provisions of the plan documents and all related documents and policies. No Selling Entity has incurred any liability for excise tax or penalty due to the Internal Revenue Service or U.S. Department of Labor nor any liability to the Pension Benefit Guaranty Corporation for any employee benefit plan, and no Selling Party, nor a party-in-interest or disqualified person, has engaged in any transaction or other activity which would give rise to such liability. No Selling Entity has participated in or made contributions to any "MULTI-EMPLOYER PLAN" as defined in the Employee Retirement Income Security Act of 1974 ("ERISA"), nor would any Selling Entity or any Affiliate be subject to any withdrawal liability with respect to such a plan if any such employer withdrew from such a plan immediately prior to the Effective Time. No employee pension benefit plan is under funded on a termination basis as of the date of this Agreement.

                (b) There are currently no union contracts or agreements between any Selling Entity and any collective bargaining group, nor have there ever been any such contracts in effect. Each Selling Entity is now, and for the four (4) years prior to the Signing Date has been, in compliance in all material respects with all applicable federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and nondiscrimination in employment, and no Selling Entity is engaged in any unfair labor practice. Except as set forth on Schedule 3.17(b), there is no charge pending or, to the knowledge of the Representing Parties, threatened, against any Selling Entity before any court or agency and alleging unlawful discrimination in employment practices and there is no charge of or proceeding with regard to any unfair labor practice against any Selling Entity pending before the National Labor Relations Board. There is no labor strike, dispute, slow down or stoppage as of the Signing Date, existing or threatened, against any Selling Entity; no union organizational activity exists respecting employees of any Selling Entity, and Schedule 3.17(b) contains a list of all arbitration or grievance proceedings that have occurred since the Balance Sheet Date. No one has petitioned within the last five years, and no one is now petitioning, for union representation of any employees of any Selling Entity. No Selling Entity has experienced any labor strike, slow-down, work stoppage, labor difficulty or other job action during the last five years.

                (c) No payment made to any employee, officer, director or independent contractor of any Selling Entity (the "RECIPIENT") pursuant to any employment contract, severance agreement or other arrangement (the "GOLDEN PARACHUTE PAYMENT") will be nondeductible by such Selling Entity because of the application of Sections 280G and 4999 of the Code to the Golden Parachute Payment, nor will any Selling Entity be required to compensate any Recipient because of the imposition of an excise tax (including any interest or penalties related thereto) on the Recipient by reason of Sections 280G and 4999 of the Code.

        3.18 TAXES.

                (a) Each Selling Entity has timely filed or will timely file all requisite federal, state, local and other tax and information returns due for all fiscal periods ended on or before the Closing Date. All such returns are accurate and complete. Except as set forth on Schedule 3.18(a), there are no open years (other than those within the statute of limitations), examinations in progress, extensions of any statute of limitations or claims against any Selling Entity relating to federal, state, local or other taxes (including penalties and interest) for any period or periods prior to and including the Signing Date and no notice of any claim for taxes has been received. Copies of (i) any tax examinations, (ii) extensions of statutory limitations, and (iii) the federal income, and state franchise, income and sales tax returns of the Corporation for its last three fiscal years, are attached as part of
        Schedule 3.18(a). Copies of all other federal, state, local and other tax and information returns for all prior years of each Selling Entity's existence have been made available to WCI and are among the records of the Selling Entities that will accrue to WCI at the Closing. No Selling Entity has been contacted by any federal, state or local taxing authority regarding a prospective examination.

                (b) Except as set forth on Schedule 3.18(b) (which schedule also includes the amount due with respect to each Selling Entity), each Selling Entity has duly paid all taxes and other related charges required to be paid prior to the Signing Date. The reserves for taxes contained in the Financial Statements are adequate to cover its tax liability as of the Signing Date; provided, however, that it is understood and agreed that, on termination of the Corporation's S Corporation election, an amount for deferred income taxes will be reinstated.

                (c) Each Selling Entity has withheld all required amounts from its employees for all pay periods in full and complete compliance with the withholding provisions of applicable federal, state and local laws. All required federal, state and local and other returns with respect to income tax withholding, social security, and unemployment taxes have been duly filed by the Selling Entities for all periods for which returns are due, and the amounts shown on all such returns to be due and payable have been paid in full.

                (d) WCI and the Merger Sub will not file an election under
        Section 338 of the Code unless they indemnify and hold Owner harmless from any effect on Owner resulting therefrom.

        3.19 CUSTOMERS, BILLINGS, CURRENT RECEIPTS AND RECEIVABLES. Schedule
3.19 is a current, accurate and complete list of, and includes:

                (a) The customers that each Selling Entity serves on an ongoing basis, including name, location and current billing rate, as of the Signing Date;

                (b) An accurate and complete aging of all accounts and notes receivable from customers as of the last day of the month preceding the Signing Date, showing amounts due in 30-day aging categories. Except to the extent of the allowance for bad debts reflected on the Financial Statements or otherwise disclosed on Schedules 3.13 and 3.19, to the knowledge of the Representing Parties, each Selling Entity's accounts and notes receivable are collectible in the amounts shown on Schedules
        3.13 and 3.19; and

                (c) The average monthly revenues of each Selling Entity derived from billings to its customers for each of the twelve months preceding the Signing Date. None of the Representing Parties has knowledge of any fact (other than general economic and industry conditions) that indicates that the average monthly revenues derived from billings to its customers after the Signing Date for the Selling Entities should not continue at approximately the same rate as before the Signing Date.

        3.20 NO CHANGE WITH RESPECT TO THE CORPORATION. Except as set forth on
Schedule 3.20, since the Balance Sheet Date, the business of each Selling Entity has been conducted only in the ordinary course and there has been no change in the condition (financial or otherwise) of the assets, liabilities or operations of any Selling Entity other than changes in the ordinary course of business, none of which either singly or in the aggregate has been materially adverse. Specifically, and without limiting the generality of the foregoing, except as set forth on Schedule 3.20, with respect to each Selling Entity, if applicable, since the Balance Sheet Date, there has not been:

                (a) Any change in its financial condition, assets, liabilities (contingent or otherwise), income, operations, business or prospects which would have a material adverse effect on the financial condition, assets, liabilities (contingent or otherwise), income, operations, business or prospects, taken as a whole (a "Material Adverse Effect");

                (b) Any damage, destruction or loss (whether or not covered by insurance) adversely affecting any material portion of its properties or business;

                (c) Any change in or agreement to change (i) its shareholders,
        (ii) ownership of its authorized capital, outstanding securities or partnership interests, or (iii) its securities;

                (d) Any declaration or payment of, or any agreement to declare or pay, any dividend or distribution in respect of its capital stock or any direct or indirect redemption, purchase or other acquisition of any of its capital stock;

                (e) Any increase or bonus or promised increase or bonus in the compensation payable or to become payable by it, in excess of usual and customary practices, to any of its directors, officers, employees or agents, or any accrual or arrangement for or payment of any bonus or other special compensation to any employee or any severance or termination pay paid to any of its present or former officers or other key employees;

                (f) Any labor dispute or any other event or condition of any character with respect to any of its employees which could have a Material Adverse Effect;

                (g) Any sale or transfer, or any agreement to sell or transfer, any of its material assets, property or rights to any other person, including, without limitation, the Owner and his Affiliates, other than in the ordinary course of business;

                (h) Any cancellation, or agreement to cancel, any indebtedness or other obligation owing to it, including, without limitation, any indebtedness or obligation of the Subsidiaries, the Owner, Ralner or any Affiliate thereof;

                (i) Any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of its assets, property or rights or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

                (j) Any purchase or acquisition of, or any agreement, plan or arrangement to purchase or acquire, any of its property, rights or assets outside the ordinary course of its business;

                (k) Any waiver of any of its material rights or claims;

                (l) Any new or any amendment or termination of any existing material contract, agreement, license, permit or other right to which it is a party; or

                (m) Any other material transaction outside the ordinary course of business.



        3.21 BANK ACCOUNTS.

                (a) Schedule 3.21(a) is a complete and accurate list of:

                    (i) the name of each bank in which each Selling Entity has accounts or safe deposit boxes;

                    (ii) the name(s) in which the accounts or boxes are held;

                    (iii) the type of account; and

                    (iv) the name of each person authorized to draw thereon or have access thereto.

                (b) Schedule 3.21(b) is a complete and accurate list of:

                    (i) each credit card or other charge account issued to a
                Selling Entity; and

                    (ii) the name of each person to whom such credit cards or
                other charge accounts have been issued.

        3.22 CLOSING DATE DEBT; CLOSING DATE CURRENT ASSETS AND CLOSING DATE CURRENT LIABILITIES.

                (a) Schedule 3.22(a), which will be delivered at the Closing, will accurately list (i) the amount of the aggregate debt (excluding trade payables and other short term debt to the extent included in Closing Date Current Liabilities, except for short term maturities of long term debt) of the Selling Entities outstanding on the Closing Date required to be repaid by WCI or the Selling Entities at or immediately after the Closing Date and all prepayment penalties incurred or to be incurred by WCI or the Selling Entities in connection with the repayment of any such debt, (ii) the amount of the aggregate debt (excluding trade payables and other short term debt to the extent included in Closing Date Current Liabilities, except for short term maturities of long term debt) of the Selling Entities outstanding on the Closing Date which will remain outstanding obligations of the Selling Entities after the Closing Date and all prepayment penalties applicable to such debt if repaid prior to maturity, including in each case all interest accrued through and including the Closing Date, (iii) the aggregate amount of the present value as of the Closing Date, discounted at the lease rate factor, if known, inherent in the lease or, if the lease rate factor is not known, at the rate charged to the Selling Entities by a third party lender in connection with its most recent borrowing to finance equipment, of all lease obligations of the Selling Entities that are not capitalized lease obligations and (iv) the aggregate amount of the present value as of the Closing Date of all capitalized lease obligations (determined in accordance with generally accepted accounting principles) of the Selling Entities (the "CLOSING DATE DEBT "). Schedule 3.22(a) will include wire transfer instructions for creditors whose Closing Date Debt WCI has designated for payment, and pay-off letters or instructions from such creditors in the form provided by WCI's bank or acceptable to WCI will be attached to Schedule 3.22(a).

                (b) Schedule 3.22(b), which will be delivered at the Closing, will accurately list as of the Closing Date the amount of the aggregate current liabilities (including any reserve for unpaid taxes and any accrued vacation and sick leave benefits and excluding the current portion of long-term debt to the extent such current portion is included in Closing Date Debt) and trade payables of the Selling Entities as of the Closing Date (the "CLOSING DATE CURRENT LIABILITIES ") and the amount of the aggregate cash and other current assets of the Selling Entities as of the Closing Date, including prepaid expenses the benefit of which survives the Closing Date and the accounts receivable of the Selling Entities earned prior to the Closing Date, and collectible (less an allowance for doubtful accounts) on or after the Closing Date (the "CLOSING DATE CURRENT ASSETS"); provided, however, that any amount of reinstatement of deferred income taxes resulting from termination of the Corporation's S Corporation election shall not be considered as a Closing Date Current Liability or as part of Closing Date Debt.

        3.23 COMPLIANCE WITH LAWS. Except as disclosed on Schedule 3.23, each Selling Entity has complied with, and is presently in compliance with, all federal, state and local laws, ordinances, codes, rules, regulations, Governmental Permits, orders, judgments, awards, decrees, consent judgments, consent orders and requirements applicable to it (collectively "Laws"), including, but not limited to, the Americans with Disabilities Act, the Federal Occupational Safety and Health Act, and Environmental Laws (as defined in
Section 3.23(e)). Except as disclosed on Schedule 3.23, there has been no assertion by any party that any Selling Entity is in violation of any Laws. Specifically and without limiting the generality of the foregoing, except as disclosed on Schedule 3.23:

                (a) To the best of the knowledge of the Representing Parties, except as permitted under applicable laws and regulations, including, without limitation, Environmental Laws, no Selling Entity has accepted, processed, handled, transferred, generated, treated, stored or disposed of any Hazardous Substances (as defined in Section 3.23(f)) nor has any Selling Entity accepted, processed, handled, transferred, generated, treated, stored or disposed of asbestos, medical waste, radioactive waste or municipal waste, except in compliance with Environmental Laws.

                (b) During each Selling Entity's ownership or leasing of the real property owned or leased by it and, to the knowledge of Representing Parties, prior to such Selling Entity's ownership or leasing of such real property, no Hazardous Substances, other than that allowed under Environmental Laws, has been disposed of, or otherwise released on any such real property.

                (c) During each Selling Entity's ownership or leasing of any real property owned or leased by it and, to the knowledge of the Representing Parties, prior to such Selling Entity's ownership or leasing of such real property, no such real property was ever subject to or received any notice of any private, administrative or judicial action, or notice of any intended private, administrative or judicial action relating to the presence or alleged presence of any Hazardous Substance in, under, upon or emanating from any such real property. There are no pending and, to the Representing Parties' knowledge, no threatened actions or proceedings from any governmental agency or any other entity involving remediation of any condition of any such real property, including, without limitation, petroleum contamination, pursuant to Environmental Laws.

                (d) Except as allowed under Environmental Laws, no Selling Entity has knowingly sent, transported or arranged for the transportation or disposal of any Hazardous Substance, to any site, location or facility.

                (e) As used herein, "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to (x) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term "Environmental Law" includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto (the "RCRA")), the Federal Solid Waste Disposal Act and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Occupational Safety and Health Act of 1970, each as amended, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

                (f) As used herein, "Hazardous Substance" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

        3.24 POWERS OF ATTORNEY. No Selling Entity has granted any power of attorney (except routine powers of attorney relating to representation before governmental agencies) or entered into any agency or similar agreement whereby a third party may bind or commit any Selling Entity in any manner.

        3.25 UNDERGROUND STORAGE TANKS. Except as set forth on Schedule 3.25, no underground storage tanks containing petroleum products or wastes or other hazardous substances regulated by 40 CFR 280 or other Environmental Laws are currently or have been located on any Property. Except as set forth on Schedule 3.25, no Selling Entity has owned or leased any real property not included in the Property having any underground storage tanks containing petroleum products or wastes or other hazardous substances regulated by 40 CFR 280 or other Environmental Laws. Except to the extent set forth on Schedule 3.25, each Selling Entity has complied with Environmental Laws regarding the installation, use, testing, monitoring, operation and closure of each UST described on
Schedule 3.25. As to each such underground storage tank ("UST") identified on
Schedule 3.25, each Selling Entity has provided to WCI, on Schedule 3.25:

                (a) The location of the UST, information and material, including any available drawings and photographs, showing the location, and whether the Selling Entity currently owns or leases the property on which the UST is located (and if the Selling Entity does not currently own or lease such property, the dates on which it did and the current owner or lessee of such property);

                (b) The date of installation and specific use or uses of the UST;

                (c) Copies of tank and piping tightness tests and cathodic protection tests and similar studies or reports for each UST;

                (d) A copy of each notice to or from a governmental body or agency relating to the UST;

                (e) Other material records with regard to the UST, including, without limitation, repair records, financial assurance compliance records and records of ownership; and

                (f) To the extent not otherwise set forth pursuant to the above, a summary description of instances, past or present, in which, to the Representing Parties' knowledge, the UST failed to meet applicable standards and regulations for tightness or otherwise and the extent of such failure, and any other operational or environmental problems with regard to the UST, including, without limitation, spills, including spills in connection with delivery of materials to the UST, releases from the UST and soil contamination. Except to the extent set forth on
        Schedule 3.25, each Selling Entity has complied with Environmental Laws regarding the installation, use, testing, monitoring, operation and closure of each UST described on Schedule 3.25.

        3.26 PATENTS, TRADEMARKS, TRADE NAMES, ETC. Schedule 3.26 lists all patents, trade names, fictitious business names, trademarks, service marks, and copyrights owned by each Selling Entity or which it is licensed to use (other than licenses to use software for personal computer operating systems that were provided when the computer was purchased and licenses to use software for personal computers that are granted to retail purchasers of such software). To the knowledge of the Representing Parties, no trade secrets, know-how, intellectual property, trademarks, trade names, assumed names, copyrights, or designations used by a Selling Entity in its business infringe on any patents, trademarks, or copyrights, or any other rights of any person. None of the Representing Parties knows or has any reason to believe that there are any claims of third parties to the use of any such names or any similar name, or knows of or has any reason to believe that there exists any basis for any such claim or claims.

        3.27 ASSETS, ETC. NECESSARY TO BUSINESS. Each Selling Entity owns or leases all properties and assets, real, personal, and mixed, tangible and intangible, that are necessary for it to carry on its business and operations as presently conducted and is a party to all Collection Franchises and Governmental Permits and other agreements necessary to permit it to carry on its business as presently conducted.

        3.28 CONDEMNATION. No real property owned or leased by any Selling Entity is the subject of, or would be affected by, any pending condemnation or eminent domain proceedings, and, to the knowledge of the Representing Parties, no such proceedings are threatened.

        3.29 SUPPLIERS AND CUSTOMERS. To the knowledge of the Representing Parties, the relations between each Selling Entity and its customers are good. None of the Representing Parties has knowledge of any fact (other than general economic and industry conditions) that indicates that any of the suppliers supplying products, components, materials or providing use of, or access to, landfills or disposal sites to any Selling Entity intends to cease providing such items to such Selling Entity, nor do any of the Representing Parties have knowledge of any fact (other than general economic and industry conditions) which indicates that any of the customers of a Selling Entity intends to terminate, limit or reduce its business relations with such Selling Entity.

        3.30 ABSENCE OF CERTAIN BUSINESS PRACTICES. None of the Selling Parties has directly or indirectly within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of any Selling Entity in connection with any actual or proposed transaction which
(a) might subject such Selling Entity to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) if not given in the past, might have had an adverse effect on the financial condition, business, results of operations or prospects of such Selling Entity, or (c) if not continued in the future, might adversely affect the financial condition, business, operations or prospects of such Selling Entity or which might subject such Selling Entity to suit or penalty in any private or governmental litigation or proceeding.

        3.31 NO MISLEADING STATEMENTS. The representations and warranties of the Representing Parties contained in this Agreement, the Exhibits and Schedules hereto and all other documents and information furnished to WCI and its representatives pursuant hereto are complete and accurate in all material respects and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made not misleading. Except as disclosed on Schedule 3.31, the certified copies of the Articles of Incorporation and Bylaws of the Corporation, the Subsidiaries and Ralner, the certified copies of the agreement of limited partnership of each Partnership, and the copies of all leases, instruments, agreements, licenses, permits, certificates or other documents that have been delivered to WCI in connection with the transactions contemplated hereby are complete and accurate and are true and correct copies of the originals thereof.

        3.32 BROKERS; FINDERS. No person has acted directly or indirectly as a broker, finder or financial advisor for any of the Selling Parties in connection with the transactions contemplated by this Agreement and no person is entitled to any broker's, finder's, financial advisory or similar fee or payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of any of the Selling Parties.

        3.33 ACCREDITED INVESTORS. Each Owner is an "ACCREDITED INVESTOR" as defined in Rule 501(a) under the Act. Each Owner has received a copy of the Prospectus portion of the Registration Statements.

        3.34 S CORPORATION. The Corporation has elected to be treated as an S Corporation within the meaning of the Code for the years listed on Schedule 3.34.

4.      REPRESENTATIONS AND WARRANTIES OF WCI AND THE MERGER SUB.

        WCI and the Merger Sub, jointly and severally, represent and warrant to the Corporation, the Owner, Ralner and the Partnerships that each of the following representations and warranties is true as of the Signing Date and will be true as of the Closing Date.



        4.1 EXISTENCE AND GOOD STANDING. WCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. WCI has full corporate power and authority to own and lease its properties and to carry on its business as now conducted. WCI is not required to be qualified or licensed to conduct business as a foreign corporation in any jurisdiction where the failure to be so qualified would have a Material Adverse Effect. The Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Merger Sub has full corporate power and authority to own and lease its properties and to carry on its business as now conducted. The Merger Sub is not required to be qualified or licensed to conduct business as a foreign corporation in any jurisdiction where the failure to be so qualified would have a Material Adverse Effect.

        4.2 NO CONTRACTUAL RESTRICTIONS. No provisions exist in any article, document or instrument to which WCI is a party or by which it is bound that would be violated by consummation of the transactions contemplated by this Agreement or the Filed Articles. No provisions exist in any article, document or instrument to which the Merger Sub is a party or by which either is bound that would be violated by consummation of the transactions contemplated by this Agreement or the Filed Articles.

        4.3 AUTHORIZATION OF AGREEMENT. This Agreement and the Filed Articles have been duly authorized, executed and delivered by WCI and the Merger Sub, as applicable, and, subject to the due authorization, execution and delivery by the Corporation and the Owner, constitute legal, valid and binding obligations of WCI and the Merger Sub. Each of WCI and the Merger Sub has full corporate power, legal right and corporate authority to enter into and perform its obligations under this Agreement and the Filed Articles and to carry on its business as presently conducted. The execution and delivery of this Agreement and the Filed Articles and the consummation of the transactions contemplated hereby and thereby and the fulfillment of and compliance with the terms and conditions hereof and thereof do not and will not, after the giving of notice, or the lapse of time or otherwise: (a) violate any provisions of any law, regulation, judicial or administrative order, writ, award, judgment or decree applicable to WCI or the Merger Sub; (b) conflict with any of the provisions of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of WCI;
(c) conflict with any of the provisions of the Articles of Incorporation or Bylaws of the Merger Sub; or (d) conflict with, result in a breach of or constitute a default under any material agreement or instrument to which either WCI or the Merger Sub is a party or by which it is bound.

        4.4 STATUS OF SHARES. When delivered to the Owner after the Effective Time in accordance with the terms and conditions of this Agreement, the Merger Stock shall have been duly authorized and delivered shares of WCI, shall be fully paid and nonassessable.

        4.5 GOVERNMENTAL AUTHORITIES; CONSENTS. Except for (i) the filing of the Filed Articles with the Secretary of State of the State of Nevada, and (ii) any filings by WCI and the Merger Sub required by the HSR Act, neither WCI nor the Merger Sub is required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement, the Filed Articles or the consummation of the transactions contemplated hereby or thereby, and no consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by either WCI or the Merger Sub in connection with its execution, delivery and performance of this Agreement and the Filed Articles or the transactions contemplated hereby or thereby, except such as shall have been obtained by the Signing Date.

        4.6 SEC DOCUMENTS. WCI has filed all required reports, schedules, forms, statements, and other documents with the Securities and Exchange Commission ("SEC") since May 22, 1998, has filed the Registration Statements (together with later filed documents that revise or supersede earlier filed documents, the "WCI SEC DOCUMENTS"). As of their respective dates, the WCI SEC Documents complied or will comply in all material respects with the requirements of the Act or the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such WCI SEC Documents. None of the WCI SEC Documents contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were or are made, not misleading. The financial statements of WCI included in the WCI SEC Documents complied or will comply as of their respective dates of filing with the SEC in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Regulation S-X promulgated by the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and are correct and complete and fairly present the consolidated financial position of WCI and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

        4.7 CAPITAL STOCK.

                (a) The WCI SEC Documents set forth WCI's capitalization in all material respects. All outstanding shares of the WCI Stock have been duly authorized and validly issued and are fully paid and nonassessable. WCI issued all such shares in compliance with applicable federal and state securities laws.

                (b) WCI owns, beneficially and of record, all issued and outstanding shares of the Merger Sub, which shares are validly issued, fully paid, and non-assessable, and free and clear of all liens, OTHER THAN LIENS IN FAVOR OF WCI'S BANKS PURSUANT TO THE TERMS OF ITS CREDIT AGREEMENT.

        4.8 NO MISLEADING STATEMENTS. The representations and warranties of WCI and the Merger Sub contained in this Agreement, the Exhibits and Schedules hereto and all other documents and information furnished to the Owner pursuant hereto are accurate and complete in all material respects (as of the date such statements are or were made), and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made not misleading.

        4.9 BROKERS; FINDERS. No person has acted directly or indirectly as a broker, finder or financial advisor for WCI or the Merger Sub in connection with the transactions contemplated by this Agreement and no person is entitled to any broker's, finder's, financial advisory or similar fee or payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of WCI or the Merger Sub.

        4.10 TAX FREE REORGANIZATION.

                (a) There is no intercorporate indebtedness existing between WCI and any of the Selling Entities that was issued at a discount, acquired at a discount or will be settled at a discount.

                (b) WCI has no present plan or intention to sell or dispose of any of the assets of the Selling Entities after the Closing, except for
        (i) sales, transfers or other distributions made in the ordinary course of business and (ii) transfers or successive transfers to one or more corporations controlled within the meaning of Section 368(c) of the Code in each case by the transferor corporation.

                (c) Following the Closing, WCI currently intends to continue the historic businesses of the Selling Entities that are presently conducted or use a significant portion of the Selling Entities' historic assets in operating a business.

5.      COVENANTS OF THE CORPORATION AND THE OWNER PRIOR TO EFFECTIVE TIME

        5.1 ACCESS; CONFIDENTIAL INFORMATION. Between the Signing Date and the Effective Time, each Selling Entity will afford to the officers and authorized representatives of WCI, including, without limitation, its engineers, counsel, independent auditors and investment bankers, access to the Facilities, plants, each Property and other properties, books and records of such Selling Entity and will furnish WCI with such additional financial and operating data and other information as to the business and properties of such Selling Entity as WCI may from time to time reasonably request. The Selling Parties will cooperate with WCI, its representatives and counsel in the preparation of any documents or other material which may be required by any governmental agency. WCI will cause all information obtained from the Selling Parties in connection with the negotiation and performance of this Agreement that the Selling Parties have stamped, marked or otherwise indicated as being confidential to be treated as confidential (except such information which is in the public domain or which WCI may be required to disclose under Law or to any governmental agency, or pursuant to any court or regulatory agency order) and will not use, and will not knowingly permit others to use, any such confidential information in a manner detrimental to the Selling Parties. The Selling Parties covenant and agree not to disclose to any third persons other than their accountants, brokers, bankers, investment advisers or legal counsel any of the terms or provisions of this Agreement without the prior written consent of WCI.

        5.2 OPERATIONS. Between the Signing Date and the Effective Time, each Selling Entity will:

               (a) carry on its business in substantially the same manner as it has heretofore and not introduce any material new method, or discontinue any existing material method, of operation or accounting;

               (b) maintain its equipment, assets, Property and Facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

               (c) perform all of its material obligations under agreements relating to or affecting its assets, Property, Facilities, business operations and rights;

               (d) keep in full force and effect present insurance policies or other comparable insurance coverage;

               (e) maintain and preserve its business organization intact, retain its present employees and maintain its relationship with suppliers, customers and others having business relations with it;

               (f) file on a timely basis all notices, reports or other filings required to be filed with or reported to any federal, state, municipal or other governmental department, commission, board, bureau, agency or any instrumentality of any of the foregoing wherever located with respect to its continuing operations;

               (g) maintain compliance with all Governmental Permits and all laws, rules, regulations and consent orders;

               (h) file on a timely basis all complete and correct applications or other documents necessary to maintain, renew or extend any site assessment, permit, license, variance or any other approval required by any governmental authority necessary and/or required for the continuing operation of its business operations, whether or not such approval would expire before or after the Effective Time; and

               (i) advise WCI immediately in writing of any material change in any document, Schedule, Exhibit or other information delivered pursuant to this Agreement.

        5.3 NO CHANGE. Between the Signing Date and the Effective Time, no Selling Entity will and, in the case of paragraphs (b), (l), (m) and (n) below, none of the Owner or Ralner will cause any Selling Entity to, without the prior written consent of WCI:

               (a) make any change in its Articles of Incorporation or Bylaws or agreement of limited partnership;

               (b) authorize, issue, transfer or distribute any of its securities (including issuance of any option, warrant or right with respect thereto) or transfer or assign any of its partnership interests;

               (c) except as described on Schedule 2.8, declare or pay any dividend or make any distribution in respect of its capital stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its capital stock;

               (d) except as set forth on Schedule 5.3(d), enter into any contract or commitment or incur or agree to incur any liability other than in the ordinary course of business other than the transactions contemplated by this Agreement or make any single capital expenditure in excess of $10,000 or in excess of $25,000 in the aggregate during any consecutive thirty day period without regard to whether such capital expenditure is in the ordinary course of business;

               (e) change or promise to change the compensation payable or to become payable to any director, officer, employee or agent, or make or promise to make any bonus payment to any such person;

               (f) create, assume or otherwise permit the imposition of any mortgage, pledge or other lien (except for current property taxes) or encumbrance upon or grant any option or right of first refusal with respect to any assets or properties whether now owned or hereafter acquired;

               (g) sell, assign, lease or otherwise transfer or dispose of any property or equipment other than in the ordinary course of business;

               (h) merge or consolidate or agree to merge or consolidate with or into any firm, corporation or other entity;

               (i) waive any material rights or claims;

               (j) amend or terminate any material agreement or any site assessment, permit, license or other right;

               (k) enter into any other transaction outside the ordinary course of its business or prohibited hereunder;

               (l) take any action or suffer or permit any event to occur that would cause any representation or warranty of the Representing Parties to become untrue as of the Closing Date; or

               (m) take or fail to take any action, which action or failure to take action is reasonably likely to cause the Owner (except to the extent of stockholders in special circumstances) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger or otherwise is reasonably likely to cause the Merger not to qualify as a reorganization under Section 368(a) of the Code;

        5.4 OBTAIN CONSENTS. Promptly after the Signing Date, the Selling Parties shall make all filings and take all steps reasonably necessary to obtain all approvals and consents (including Required Governmental Consents) required to be obtained by a Selling Party to consummate the transactions contemplated by this Agreement and otherwise to satisfy the conditions of Sections 6.7 and 6.8.

        5.5 NO CHANGE IN RELATIVE OWNERSHIP. Except as set forth on Schedule 5.5, between the Signing Date and the Effective Time, there will be no change in voting structure or relative ownership of any Selling Entity without the prior consent of WCI, except that WCI hereby consents to J.O.'s contribution to the Corporation of all of the outstanding capital stock of Ralner and the transfers or contributions of each Partnership's limited partner interests to the Corporation.

        5.6 CONTROL OF OPERATIONS. Nothing contained in this Agreement shall give to WCI, directly or indirectly, rights to control or direct any Selling Entity's operations prior to the Effective Time. Prior to the Effective Time, each Selling Entity shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations.

        5.7 ACQUISITION TRANSACTIONS. From the Signing Date to the Effective Time, or earlier termination of this Agreement, no Selling Party shall initiate, solicit, negotiate, encourage or provide information to facilitate, and the Selling Parties shall not, and shall use their reasonable efforts to cause any officer, director or employee of each Selling Entity, or any attorney, accountant, investment banker, financial advisor or other agent retained by him or it not to, initiate, solicit, negotiate, encourage or provide information to facilitate, any proposal or offer to acquire all or any substantial part of the business or properties of any Selling Entity or any capital stock (including without limitation the Corporation's Stock and the Ralner Stock) of the Corporation, the Subsidiaries or Ralner, whether by merger, purchase of assets or otherwise, whether for cash, securities or any other consideration or combination thereof (any such transactions being referred to herein as an "ACQUISITION TRANSACTION"). The Selling Parties shall immediately notify WCI after receipt of any proposal for an Acquisition Transaction, indication of interest or request for information relating to the Selling Parties in connection with an Acquisition Transaction or for access to the properties, books or records of any Selling Entity by any person or entity that informs the Board of Directors of the Corporation, the Subsidiaries or Ralner that it is considering making, or has made, a proposal for an Acquisition Transaction. Such notice to WCI shall be made orally and in writing.

6.      CONDITIONS PRECEDENT TO OBLIGATION OF WCI AND THE MERGER SUB TO CLOSE.

        The obligations of WCI and the Merger Sub under this Agreement are subject to the satisfaction, at or before Closing, of all of the following conditions precedent, unless waived in writing by WCI:

        6.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Representing Parties contained in this Agreement or in any Exhibit, Schedule, certificate or document delivered by the Selling Parties under this Agreement shall be true, correct and complete on and as of the date when made and at all times prior to the Closing Date, shall be deemed to be made again on the Closing Date, and shall then be true, correct and complete in all respects as of the Closing Date.

        6.2 CONDITIONS. The Selling Parties shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them on or before the Closing Date.

        6.3 NO MATERIAL ADVERSE CHANGE. Since the Signing Date, there shall not have been any material adverse change in the condition (financial or otherwise), business, properties, assets or prospects of any Selling Entity.

        6.4 CERTIFICATES. The President of the Corporation and Ralner shall have each delivered to WCI a certificate, dated as of the Closing Date, in form and substance satisfactory to WCI, certifying to the fulfillment of the conditions set forth in Sections 6.1, 6.2 and 6.3 applicable to the Corporation, the Subsidiaries, Ralner and the Partnerships and the Owner and Ralner shall have each delivered to WCI a certificate dated as of the Closing Date, in form and substance satisfactory to WCI, certifying to the fulfillment of the conditions set forth in Section 6.1 and 6.2 applicable to the Owner and Ralner.

        6.5 NO LITIGATION. None of the transactions contemplated hereby shall have been enjoined by any court or by any federal or state governmental branch, agency, commission or regulatory authority and no suit or other proceeding challenging the transactions contemplated hereby shall have been threatened or instituted and no investigative or other demand relating to the transactions contemplated hereby shall have been made by any federal or state governmental branch, agency, commission or regulatory authority and shall remain open or be resolved to the reasonable satisfaction of WCI.

        6.6 OTHER DELIVERIES. The Selling Parties shall have delivered the items that they are required to deliver under Section 8.2 of this Agreement.

        6.7 GOVERNMENTAL APPROVALS. All governmental consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement, including without limitation those contemplated by Sections 6.12 and 6.13, shall have been received.

        6.8 CONSENTS TO TRANSFER. Each party whose consent is required to the transactions contemplated by this Agreement, including without limitation each party to any contract with any Selling Entity and each Required Governmental Consent shall have been obtained.

        6.9 DISSENTING SHARES. No Owner shall have exercised dissenters' rights in accordance with Sections 92A.300-92A.500 of the Nevada Law with respect to any shares of the Corporation's Stock.

        6.10 TITLE INSURANCE. Lawyers Title of El Paso, Inc., or its designee, shall be irrevocably committed to issue, within three business days after the Effective Time, at WCI's cost and expense, a TLTA Owner and Mortgages Policy of title insurance for each Property owned by a Selling Entity insuring fee simple title to such Property in the Surviving Corporation or WCI, subject only to current real property taxes and assessments, standard printed conditions and exceptions, and such title exceptions as shall have been accepted in writing by WCI, containing such endorsements as WCI may reasonably require. Each Selling Entity shall cooperate with WCI in removing certain exceptions by providing customary assurances to such title company in connection with the issuance of the title policy.

        6.11 NASDAQ LISTING. An additional listing application shall have been filed with NASDAQ with respect to the shares of Merger Stock.

        6.12 HSR WAITING PERIOD. The waiting period applicable to the consummation of the Merger under the HSR Act, if any, shall have expired or been terminated.

        6.13 REGISTRATION STATEMENTS. The Registration Statements shall then be effective under the Act.

        6.14 SCHEDULES. The Representing Parties shall have delivered Schedules 3.22(a) and 3.22(b) to this Agreement.

        6.15 PURCHASE OF MTI MINORITY INTERESTS. MTI shall have redeemed the thirty percent (30%) of its capital stock not owned by RRI.

        6.16 PARTNERSHIP OWNERSHIP. Ralner shall be the sole general partner of each of the Partnerships and the Corporation shall be the owner of 100% of the stock of Ralner and the sole limited partner of each of the Partnerships.

7.      CONDITIONS PRECEDENT TO OBLIGATION OF THE CORPORATION AND THE OWNER TO
        CLOSE.

        The obligations of the Corporation, the Owner, Ralner and the Partnerships under this Agreement are subject to the satisfaction, at or before Closing, of all of the following conditions precedent, unless waived in writing by the Corporation, the Owner, Ralner and the Partnerships:

        7.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties of WCI and the Merger Sub contained in this Agreement or in any statement, Exhibit, Schedule, certificate or document delivered by WCI under this Agreement shall be true, correct and complete on and as of the date when made and at all times prior to the Closing Date, shall be deemed to be made again on the Closing Date, and shall then be true, correct and complete in all respects as of the Closing Date.

        7.2 CONDITIONS. WCI and the Merger Sub shall have each performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them on or before the Closing Date.

        7.3 NO MATERIAL ADVERSE CHANGE. Since the Signing Date, there shall not have been any material adverse change in the condition (financial or otherwise), business, properties or assets of WCI.

        7.4 CERTIFICATE. WCI shall have delivered to the Owner a certificate, dated as of the Closing Date, in form and substance satisfactory to the Owner, certifying to the fulfillment of the conditions set forth in Sections 7.1, 7.2 and 7.3.

        7.5 NO LITIGATION. None of the transactions contemplated hereby shall have been enjoined by any court or by any federal or state governmental branch, agency, commission or regulatory authority and no suit or other proceeding challenging the transactions contemplated hereby shall have been threatened or instituted and no investigative or other demand relating to the transactions contemplated hereby shall have been made by any federal or state governmental branch, agency, commission or regulatory authority concerning the transactions contemplated hereby and shall remain open or be resolved to the reasonable satisfaction of the Owner and Ralner.

        7.6 OTHER DELIVERIES. WCI shall have delivered the items which it is required to deliver under Section 8.1 of this Agreement.

        7.7 CONSENTS TO TRANSFER. Each party whose consent is required to the transactions contemplated by this Agreement, including without limitation each party to any contract with the Corporation, a Subsidiary, or a Partnership, and all Required Governmental Consents shall have been obtained.

        7.8 NASDAQ LISTING. An additional listing application shall have been filed with NASDAQ with respect to the shares of Merger Stock.

        7.9 HSR WAITING PERIOD. The waiting period applicable to the consummation of the Mergers under the HSR Act, if any, shall have expired or been terminated.

        7.10 REGISTRATION STATEMENTS. The Registration Statements shall then be effective under the Act.

        7.11 GOVERNMENTAL APPROVALS. All governmental consents and approvals, if any, necessary to period the consummation of the transactions contemplated by this Agreement, including without limitation those contemplated by Sections 6.12 and 6.13, shall have been received.

8.      CLOSING DELIVERIES

        At the Closing the respective parties shall make the deliveries indicated:

        8.1 WCI DELIVERIES.

               (a) At the Closing, WCI shall deliver to the Owner the cash contemplated by Section 2.1 and 2.2, and within ten (10) business days after the Effective Time, WCI shall deliver to the Owner certificates for the shares of the Merger Stock in accordance with Sections 2.2 and 2.3.

               (b) At the Closing, WCI shall deliver the Filed Articles, duly executed by the Merger Sub.

               (c) At the Closing, WCI shall deliver to the Owner the certificate set forth in Section 7.4.

               (d) At the Closing, WCI and the Merger Sub shall execute and deliver such other instruments and items as the Corporation and the Owner shall reasonably request relating to the transactions contemplated by this Agreement.

               (e) At the Closing, WCI shall execute and deliver a Common Stock Agreement substantially in the form of Exhibit 8.1(e) (the "COMMON STOCK AGREEMENT").

        8.2    CORPORATION'S AND OWNER'S DELIVERIES.

               (a) At or promptly after the Effective Time, the Owner shall deliver, or arrange for Marine Midland Bank, as pledgee, to deliver to WCI in accordance with Section 2.3 the certificates representing the outstanding Corporation's Stock free and clear of all liens, security interests, claims and encumbrances, accompanied by a stock power duly executed in blank.

               (b) At the Closing, the Owner shall deliver to WCI an opinion of counsel for the Owner, dated as of the Closing Date, in substantially the form attached hereto as Exhibit 8.2(b).

               (c) At the Closing, the Owner shall deliver evidence reasonably satisfactory to WCI that all required third-party consents to the transactions contemplated hereby, including without limitation all Required Governmental Consents, were obtained and the Owner and the Partnerships shall deliver an estoppel certificate from the landlords under all real estate leases to which any Selling Entity is a party confirming the terms thereof and the rental amount owing thereunder, certifying that such lease is in full force and effect, that the Selling Entity is not in default under any of the terms or conditions thereof, that there have been no amendments or modifications to any such lease (or specifying the same), and otherwise containing such statements and certifications as WCI may require.

               (d) At the Closing, the Corporation shall deliver to WCI evidence satisfactory to WCI showing that all written employment contracts and all oral contracts other than those that are terminable "AT WILL" without payment of severance (other than normal severance benefits approved by WCI) or other benefits with non-union employees of each Selling Entity (including, without limitation, stock options or other rights to obtain equity in the Selling Entities) have been terminated, effective on or before the Closing Date.

               (e) At the Closing, the Owner shall cause each officer and director of the Corporation and each Subsidiary to deliver a resignation as an officer and/or director of such Selling Entity, together, in the case of each officer, director and each employee of the Partnerships who is not a party to this Agreement, with a general release releasing such Selling Entity from certain obligations under any indemnification agreements, charter documents of the Corporations or the Subsidiaries, agreements of limited partnership of the Partnerships or otherwise.

               (f) At the Closing, the Owner shall deliver the Filed Articles duly executed by the Corporation.

               (g) At the Closing, the Corporation, the Owner and Ralner shall deliver to WCI the certificates set forth in Section 6.4.

               (h) At the Closing, the Owner shall execute and deliver to WCI the Common Stock Agreement.

               (i) At the Closing, the Corporation, the Owner and Ralner shall execute and deliver such other instruments and items, including bills of sale, certificates of title, deeds, assignments and other instruments of conveyance, as WCI shall reasonably request relating to the transactions contemplated by this Agreement.


9.      ADDITIONAL COVENANTS OF WCI AND THE SELLING PARTIES

        9.1 RELEASE OF GUARANTIES. WCI shall use reasonable efforts to obtain the termination and release promptly after the Effective Time of the personal guaranties of the Owner listed on Schedule 9.1, all of which relate to indebtedness of the Selling Entities included in the Financial Statements as of the Balance Sheet Date, and WCI shall indemnify the Owner and hold the Owner harmless from and against all losses, expenses or claims by third parties to enforce or collect indebtedness owed by the Selling Entities as of the Effective Time that is personally guaranteed by the Owner pursuant to such guaranties. The Owner may notify the obligees under such guaranties that the Owner has terminated his obligations under such guaranties. The Owner shall cooperate with WCI in obtaining such releases.

        9.2 RELEASE OF SECURITY INTERESTS. After the Effective Time, the Owner and his Affiliates shall cause those security interests in the assets of the Selling Entities that have been created in favor of financial institutions or other lenders to secure indebtedness (other than indebtedness of the Selling Entities) of the Owner or their Affiliates to be released in a manner reasonably satisfactory to WCI, and shall cause all guaranties by the Selling Entities relating to the indebtedness of the Owner to be released to the reasonable satisfaction of WCI.

        9.3 CONFIDENTIALITY. None of WCI or the Selling Parties shall disclose or make any public announcements of the transactions contemplated by this Agreement, except as required by the Act, the Exchange Act, the HSR Act or in the Registration Statements, without the prior written consent of the other parties, unless required to make such disclosure or announcement by law, in which event the party making the disclosure or announcement shall notify the other parties at least 24 hours before such disclosure or announcement is expected to be made and allow review and input as to the form and content of the same.

        9.4 BROKERS AND FINDERS FEES. Each party shall pay and be responsible for any broker's, finder's or financial advisory fee incurred by such party in connection with the transactions contemplated by this Agreement.

        9.5 TAXES. WCI shall reasonably cooperate, at the expense of the Owner, with the Owner with respect to any matters involving the Owner arising out of their ownership of the Corporation prior to the Effective Time, including matters relating to tax returns and any tax audits, appeals, claims or litigation with respect to such tax returns or the preparation of such tax returns. In connection therewith, WCI shall make available to the Owner such files, documents, books and records of the Corporation for inspection and copying as may be reasonably requested by the Owner and shall cooperate with the Owner with respect to retaining information and documents which relate to such matters.

        9.6 SHORT YEAR TAX RETURNS. After the Effective Time, the Owner, on behalf of the Corporation, shall prepare at their sole cost and expense, all short year federal, state, county, local and foreign tax returns required by law for the period beginning with the first day of the fiscal year of the Corporation, in which the Effective Time occurs and ending with the Effective Time. Each such return shall (i) be prepared in a financially responsible and conservative manner, (ii) not, without WCI's prior written consent, contain any elections that would have an adverse effect on the financial condition or tax position of the Surviving Corporation or WCI after the Effective Time, (iii) include any and all dividends or distributions to shareholders, or other changes in stockholders equity that occurs on or before the Effective Time, and (iv) be delivered to WCI together with all necessary supporting schedules within ninety
(90) days following the Effective Time (or at least sixty (60) days prior to the date on which such return is required to be filed, if earlier) for its approval (but such approval shall not relieve the Owner of his responsibility for the taxes assessed under these returns). The Owner shall be responsible for the payment of all taxes shown to be due or that may come to be due on such returns or otherwise relating to the period prior to the Effective Time in excess of the amount of any reserve for taxes included in Closing Date Current Liabilities. Each Owner shall be responsible for all taxes arising from the conversion of the Corporation from a cash to accrual basis of reporting whether or not due on such returns or on the first return filed by the Surviving Corporation or WCI for the period commencing after the Effective Time. At the time of the delivery of the returns, shall contemporaneously deliver to WCI checks payable to the respective taxing authorities in amounts equal to the amount due from the Corporation and Ralner under this section. WCI shall, on receipt of the tax returns from the Owner and approval of such tax returns, cause the Corporation to sign tax returns and cause such returns to be timely filed with the appropriate authorities. The Owner shall be entitled to receive all refunds shown on said returns and any such refunds received by the Corporation or WCI shall be remitted to the Owner as applicable.

9.7     RULE 145 AND OTHER RESTRICTIONS.

               (a) As a result of the Merger, the Owner will receive shares of WCI Stock in exchange for shares of the Corporation's Stock owned by them. The Owner has been advised that as of the Signing Date he may be deemed to be an "AFFILIATE" of the Corporation for purposes of Rule 145 ("RULE 145") promulgated under the Act.

        (b) The Owner understands that the issuance of the WCI Stock to him pursuant to the Merger has been registered with the Securities and Exchange Commission ("SEC") under the Act on one or more Registration Statements on Form S-4. They also understand, however, that because they may be deemed to have been an "AFFILIATE" of the Corporation at the time of the Merger, they may not sell, transfer, exchange, pledge, or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any shares of WCI Stock issued to them pursuant to the Merger unless

        (i) such transaction is permitted pursuant to Rules 145(c) and 145(d) under the Act, (ii) counsel reasonably satisfactory to WCI shall have advised WCI in a written opinion letter satisfactory to WCI and its legal counsel, and upon which WCI and its legal counsel may rely, that no registration under the Act would be required in connection with the proposed sale, transfer or other disposition, (iii) a registration statement under the Act covering the WCI Stock proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the SEC and made effective under the Act, (iv) an authorized representative of the SEC shall have rendered written advice to the Owner (sought by the Owner or counsel representing him, with a copy thereof and all other related communications delivered to WCI) to the effect that the SEC would take no action, or that the Staff of the SEC would not recommend that the SEC take action, with respect to the proposed disposition if consummated, or
        (v) such transfer is permitted under Section 2(d) of the Common Stock Agreement.

               (c) The Owner agrees that for so long as he is an affiliate of WCI as defined in Section 9.7(b), he will agree to any underwriters' lock-up, not to exceed a period of ninety (90) days, requested by the underwriters of a firm commitment underwritten public offering in which WCI is selling shares of WCI Stock for financing purposes. Each Owner also agrees that for so long as he is such an affiliate of WCI, he will, at the request of WCI, execute an affiliate letter pursuant to which he, in connection with a transaction effected by WCI and accounted for as a "POOLING OF INTEREST," would agree not to dispose of any shares of WCI Stock then owned by him except in compliance with SEC Accounting Series Releases No. 130 and 135.

9.8     AGREEMENT TO COOPERATE.

               (a) Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its reasonable efforts to obtain all necessary or appropriate waivers, consents or approvals of third parties required in order to preserve material contractual relationships of WCI and the Selling Entities, all necessary or appropriate waivers, consents and approvals and SEC "NO-ACTION" letters to effect all necessary registrations, filings and submissions and to lift any injunctive or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible); provided, however, that in using its reasonable efforts WCI shall not be required to take any action or to agree to any condition, including without limitation any condition imposed by any government authority with respect to the transfer of any Governmental Permit or obtaining any Required Governmental consent, that, in WCI's reasonable judgment, imposes a materially adverse financial burden or operating condition on WCI or any of the Selling Entities. At or immediately after the Closing, the Merger Sub, the Corporation, and the Owner shall cause the Filed Articles to be filed with the Secretary of State of the State of Nevada.

        (b) Without limitation of the foregoing, if required by applicable law, each of WCI and the Corporation undertakes and agrees to file as soon as practicable, and in any event prior to 2 days after the Signing Date, a Notification and Report Form under the HSR Act with the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice (the "ANTITRUST DIVISION"). Each of WCI and the Corporation shall (i) respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division for additional information or documentation and to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters and
        (ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the transactions contemplated by this Agreement, except with the prior consent of the other parties hereto. Each party shall promptly notify the other party of any communication to that party from the FTC, the Antitrust Division, any State Attorney General or any other governmental entity and permit the other party to review in advance any proposed communication to any of the foregoing. If the filing contemplated by this Section is made on or before August 10, 1999, WCI shall pay the filing fee of the Corporation

               (c) In the event any litigation is commenced by any person or entity relating to the transactions contemplated by this Agreement, including any Acquisition Transaction, WCI shall have the right, at its own expense, to participate therein, and the Corporation and Ralner will not settle any such litigation without the consent of WCI, which consent will not be unreasonably withheld.

        9.9 NASDAQ LISTING. WCI shall file, at its expense, at or before the Effective Time, an additional listing application with NASDAQ with respect to the Merger Stock to be issued pursuant to the Merger.

        9.10 NOTIFICATION OF CERTAIN MATTERS. The Corporation, WCI, the Owner, Ralner and the Partnerships agree to give prompt notice to each other of, and to use commercially reasonable efforts to remedy (i) the occurrence or failure to occur of any event which occurrence or failure to occur would be likely to cause any of its or his representations or warranties in this Agreement to be untrue or inaccurate in any material respect at the Effective Time and (ii) any material failure on its or his part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or him hereunder; provided, however, that the delivery of any notice pursuant to this Section 9.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        9.11 GENERAL RELEASE BY THE OWNER. The Owner hereby fully releases and discharges the Selling Entities and the Surviving Corporation and their respective directors, officers, agents and employees from all rights, claims and actions, known or unknown, of any kind whatsoever, which the Owner now has or may hereafter have against the Selling Entities or the Surviving Corporation and their respective directors, officers, agents and employees, arising out of or relating to events arising prior to or on the Effective Time arising out of or relating to any misrepresentation, breach of warranty, nonfulfillment of any agreement or covenant, or Fraud (as hereinafter defined) on the part of the Owner, except (a) as may be described in written contracts disclosed in Schedule 9.11, (b) compensation as an employee of the Surviving Corporation or a Subsidiary for current periods expressly described and specifically excepted from such release on Schedule 9.11, and (c) for the obligations of the Surviving Corporation arising after the Effective

Time under this Agreement. Specifically but not by way of limitation, the Owner waives any right of indemnification, contribution or other recourse against the Selling Entities and the Surviving Corporation that he now has or may hereafter have with respect to representations, warranties or covenants made in this Agreement by the Corporation, Ralner and the Partnerships; provided, however, that the foregoing waiver only pertains to those claims arising out of the Merger or any related documents, agreements or transactions contemporaneous therewith, alleged to result from any breach of this Agreement or the related agreements of the Owner.

        9.12 APPOINTMENT OF DIRECTOR. At the request of J.O. made anytime within six months after the Effective Date, WCI will create a vacancy on its Board of Directors and will appoint J.O. to fill the vacancy. Thereafter, for so long as J.O. owns a number of shares of WCI Stock equal to at least one-half the number of Shares of WCI Stock issued to him in the Merger, WCI will nominate him for re-election as a director at any annual or special meeting of WCI stockholders at which he wishes to stand for re-election; provided, however, that at such a time that J.O.'s ownership of shares of WCI Stock is reduced to less than one-half the number of Shares of WCI Stock issued to him in the Merger, J.O. will resign as a member of WCI's Board of Directors and will not pursue re-election for such position at any later date.

        9.13 EFFECTIVENESS OF REGISTRATION STATEMENTS. WCI SHALL USE REASONABLE EFFORTS TO CAUSE the shares of Merger Stock to be covered by the Registration Statements as of the Signing Date and shall use its reasonable efforts to maintain the Registration Statements effective as of the Closing Date and for resales of the WCI Stock received by the Owner for a period of two (2) years after the Effective Time pursuant to the terms of the Common Stock Agreement.

10.     INDEMNIFICATION

        10.1 INDEMNIFICATION COVENANTS.

               (a) Indemnity by the Owner. The Owner, subject to the limitations set forth in Section 10.2, covenants and agrees that he will indemnify and hold harmless WCI, the Surviving Corporation and their respective directors, officers and agents and their respective successors and assigns (collectively the "WCI Indemnities"), from and after the date of this Agreement against any and all losses, damages, assessments, fines, penalties, adjustments, liabilities, claims, deficiencies, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation), including, without limitation, any ENVIRONMENTAL SITE LOSSES (as defined in Section 10.1(a)(ii)) resulting from activities prior to the Effective Time (but not necessarily identified or determined prior to the Effective Time), identified by a WCI Indemnitee in a Claims Notice (as defined in Section 10.3(a)), or asserted by a WCI Indemnitee in litigation commenced against the Owner provided that in either case any such Claims Notice shall be given or the litigation commenced prior to the expiration of the applicable period set forth in Section 10.2(c) (irrespective of the date of discovery), with respect to each of the following contingencies (all, the "10.1(a) Indemnity Events"):

                    (i) Any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of the Owner, Ralner, the Partnerships or the Corporation pursuant to the terms of this Agreement or any misrepresentation in or omission from any Exhibit, Schedule, list, certificate, or other instrument furnished or to be furnished to WCI pursuant to the terms of this Agreement, regardless of whether, in the case of a breach of a representation or a warranty, WCI relied on the truth of such representation or warranty or had any knowledge of any breach thereof.

                        (ii) Any Environmental Site Losses in excess of the
                amount of liability with respect thereto, if any, set forth on
                Schedule 3.8(b) arising from the design, development, construction, installation or operation of any " ENVIRONMENTAL SITE" (as hereinafter defined) during any period on or prior to the Closing Date but only to the extent the Environmental Site Loss resulted from a failure to comply with applicable laws, rules, regulations, ordinances, building codes, permits, licenses, franchises, municipal service contracts, judgments, orders, injunctions or decrees. As used in this Agreement, "ENVIRONMENTAL SITE" shall mean any Facility, any UST and any other waste storage, processing, treatment or disposal facility, and any other business site or any other real property owned, leased, controlled or operated by a Selling Entity or by any predecessor thereof on or prior to the Closing Date. As used in this Agreement, "ENVIRONMENTAL SITE LOSSES" shall mean any and all losses, damages (including exemplary damages and penalties), liabilities, claims, deficiencies, costs, expenses, and expenditures (including, without limitation, expenses in connection with site evaluations, risk assessments and feasibility studies) arising out of or required by an interim or final judicial or administrative decree, judgment, injunction, mandate, interim or final permit condition or restriction, cease and desist order, abatement order, compliance order, consent order, clean-up order, exhumation order, reclamation order or any other remedial action that is required to be undertaken under federal, state or local law in respect of operating activities prior to the Closing Date on or affecting any Environmental Site, including, but not limited to (x) any actual or alleged violation of any Environmental Law or any other law or regulation respecting the protection of the air, water and land prior to the Closing Date and (y) any remedies or violations, whether by a private or public action, alleged or sought to be assessed as a consequence, directly or indirectly, of any "RELEASE" (as defined below) of pollutants (including odors) or Hazardous Substances from any Environmental Site resulting from activities thereat prior to the Closing Date, whether such Release is into the air, water (including groundwater) or land and, in the case of any Release caused by defective design, development, construction or operation of an Environmental Site, or other circumstance within the control of the Owner or the Partnerships, whether such Release arose before, during or after the Closing Date from activities thereat prior to the Closing Date. The term "ENVIRONMENTAL SITE LOSSES" shall not include any losses or deficiencies relating to the inefficiency or lack of optimal use, design or function of any Environmental Site. The term "RELEASE" as used herein means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the ambient environment. Notwithstanding anything in this paragraph to the contrary, it is specifically understood and agreed that a Release composed solely of Hazardous Substances contained in mixed municipal solid waste lawfully disposed of in a landfill during the time a Selling Entity owned and/or operated such landfill does not constitute an Environmental Site Loss.

                        (iii) All matters on Schedule 3.8(c), or required to be
                described on Schedule 3.8(c), of which the Corporation, Ralner or the Owner have knowledge on the Closing Date and which are not so described.

                        (iv) All actions, suits, proceedings, demands,
                assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incident to any of the foregoing.

        10.2 LIMITATIONS ON INDEMNITIES.

               (a) The obligations of the Owner to indemnify the WCI Indemnitees, as provided in Section 10.1 shall be equal to the amount by which the cumulative amount of all such losses, damages, assessments, fines, penalties, adjustments, liabilities, claims, deficiencies, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) and Environmental Site Losses with respect to any or all 10.1(a) Indemnity Events exceed two million dollars ($2,000,000); provided, that the amount of any obligation of indemnity arising pursuant to Section 10.1 with respect to any representation, warranty or covenant contained in Section 2.1, 3.1 through 3.5; 3.12, 3.18, 3.22, 3.24, 9.6 and 9.11 hereof shall not be subject to the foregoing.

               (b) The maximum amount that WCI can recover as a result of all 10.1(a) Indemnity Events pursuant to the provisions hereof for Claims (as defined in Section 10.3(a)) shall not in the aggregate exceed Fifty Million Dollars ($50,000,000).

               (c) The obligations of the Owner under Section 10.1(a) with respect to all Claims relating to a breach of representations and warranties shall expire on the first anniversary of the Effective Time, unless a Claims Notice is given or litigation is commenced on or prior to such date (irrespective of the date of discovery of the 10.1(a) Indemnity Event). All obligations of the Owner under Section 10.1(a) with respect to all Claims relating to a breach of covenants and agreements (as described in Section 10.1(a)(i)) shall survive until performed in accordance with its terms.

               (d) Except to the extent the same shall directly result in a material increase in insurance premiums on a prospective basis, the Owner shall not be required to indemnify any WCI Indemnitee for any Claim to the extent that such Claim has been reimbursed or is reimbursable through insurance proceeds received or receivable by the Indemnitee (as defined in Section 10.3(a)). The Indemnitee shall allow the Indemnifying Party (as defined in Section 10.3(a)) to pursue such insurance proceeds and shall reasonably cooperate with the Indemnifying Party in connection therewith. In the event the insurance does not cover the full amount of the Claim, or in the event the Claim shall directly result in an increase in insurance premiums on a prospective basis, the Indemnifying Party shall remain liable for the difference in the insurance payment and the amount of the Claim, or in the case of an increase in insurance premiums, the amount of such increase directly attributable to the Claim, subject to the other limitations set forth herein.

               (e) All claims for which indemnification payment shall be due shall be deemed adjustments of the Aggregate Consideration.

               (f) The obligation of the Owner to indemnify WCI pursuant to
        Section 10.1 shall be limited to the portion of the Aggregate Consideration paid to the Owner.

        10.3    NOTICE OF INDEMNITY CLAIM.

               (a) In the event that any claim ("CLAIM") is hereafter asserted against or arises with respect to any WCI Indemnitee as to which such WCI Indemnitee (an "INDEMNITEE") may be entitled to indemnification hereunder, the Indemnitee shall notify the Owner (as applicable collectively, the "INDEMNIFYING PARTY") in writing thereof (the "CLAIMS NOTICE") within 60 days after (i) receipt of written notice of commencement of any third party litigation against such Indemnitee, (ii) receipt by such Indemnitee of written notice of any third party claim pursuant to an invoice, notice of claim or assessment, against such Indemnitee, or (iii) such Indemnitee becomes aware of the existence of any other event in respect of which indemnification may be sought from the Indemnifying Party (including, without limitation, any inaccuracy of any representation or warranty or breach of any covenant). The Claims Notice shall describe the Claim and the specific facts and circumstances in reasonable detail, and shall indicate the amount, if known, or an estimate, if possible, of the losses that have been or may be incurred or suffered by the Indemnitee. The failure to timely deliver a Claims Notice or otherwise notify the Indemnifying Party of the commencement of such actions in accordance with this Section 10.3 shall not relieve the Indemnifying Party from the obligation to indemnify hereunder except to the extent that the Indemnifying Party establishes by competent evidence that it has been prejudiced thereby.

               (b) The Indemnifying Party may elect to defend any Claim for money damages where the cumulative total of all Claims (including such Claims) does not exceed the limit set forth in Section 10.2 at the time the Claim is made, by the Indemnifying Party's own counsel (which counsel shall be subject to the reasonable approval of the Indemnitee); provided, however, the Indemnifying Party may assume and undertake the defense of such a third party Claim only upon written agreement by the Indemnifying Party that the Indemnifying Party is obligated to fully indemnify the WCI Indemnitee. The Indemnitee may participate, at the Indemnitee's own expense, in the defense of any Claim assumed by the Indemnifying Party. Without the written approval of the Indemnitee, which approval shall not be unreasonably withheld, the Indemnifying Party shall not agree to any compromise of a Claim defended by the Indemnifying Party.

               (c) If, within ten (10) days of the Indemnifying Party's receipt of a Claims Notice, the Indemnifying Party shall not have elected to defend the Claim, the Indemnitee shall have the right to assume control of the defense and/or compromise of such Claim, and the costs and expenses of such defense, including reasonable attorneys' fees, shall be added to the Claim. The Indemnifying Party shall promptly, and in any event within ten

               (10) days after demand therefor, reimburse the Indemnitee for the costs of defending the Claim, including attorneys' fees and expenses.

               (d) The party assuming the defense of any Claim shall keep the other party reasonably informed at all times of the progress and development of its or their defense of and compromise efforts with respect to such Claim and shall furnish the other party with copies of all relevant pleadings, correspondence and other papers. In addition, the parties to this Agreement shall cooperate with each other and make available to each other and their representatives all available relevant records or other materials required by them for their use in defending, compromising or contesting any Claim. If the Claims Notice is given prior to the expiration of the obligations of the Indemnifying Party under Section 10.2(c), the failure to timely deliver a Claims Notice or otherwise notify the Indemnifying Party of the commencement of such actions in accordance with this Section 10.3 shall not relieve the Indemnifying Party from the obligation to indemnify hereunder except to the extent that the Indemnifying Party establishes by competent evidence that it has been prejudiced thereby.

               (e) In the event both the Indemnitee and the Indemnifying Party are named as defendants in an action or proceeding initiated by a third party, they shall both be represented by the same counsel (on whom they shall agree), unless such counsel the Indemnitee, or the Indemnifying Party shall determine that such counsel has a conflict of interest in representing both the Indemnitee and the Indemnifying Party in the same action or proceeding and the Indemnitee and the Indemnifying Party do not waive such conflict to the satisfaction of such counsel.

        10.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the parties contained in this Agreement and in any certificate, Exhibit or Schedule delivered pursuant hereto, or in any other writing delivered pursuant to the provisions of this Agreement and the liability of the party making such representations and warranties for breaches thereof shall survive the consummation of the transactions contemplated hereby until the later of the expiration of the period set forth in Section 10.2(c), or the final resolution of all Claims, but only as to the representations and warranties relevant to such Claims, provided that the representations and warranties shall survive until expiration of the applicable statute of limitations with respect to any Claim based in whole or in part on Fraud (as defined in Section 12.3) solely as to the portion of such Claim found to be Fraud, provided further that the representations and warranties of the Owner set forth in Sections 3.1 through
3.5 shall survive until the later of expiration of the applicable statute of limitations or the resolution of all Claims to the extent the representations and warranties are relevant to such Claims. The parties hereto in executing and delivering and in carrying out the provisions of this Agreement are relying solely on the representations, warranties, Schedules, Exhibits, agreements and covenants contained in this Agreement, or in any writing or document delivered pursuant to the provisions of this Agreement, and not upon any representation, warranty, agreement, promise or information, written or oral, made by any person other than as specifically set forth herein or therein.

        10.5 NO EXHAUSTION OF REMEDIES OR SUBROGATION; RIGHT OF SET OFF. Except as otherwise provided herein, the Owner waives any right to require any WCI Indemnitee to (i) proceed against any Selling Entity; (ii) proceed against any other person; or (iii) pursue any other remedy whatsoever in the power of any WCI Indemnitee. WCI may, but shall not be obligated to, set off against any and all payments due to the Owner any amount to which any WCI Indemnitee is entitled to be indemnified hereunder with respect to any 10.1(a) Indemnity Event. Such right of set off shall be separate and apart from any and all other rights and remedies that the Indemnities may have against Owner or his successors.

11.     OTHER POST-CLOSING COVENANTS OF THE OWNERS AND WCI

        11.1 RESTRICTIVE COVENANTS. As to the Surviving Corporation, the Owners and their Affiliates acknowledge that (i) WCI, as the ultimate purchaser of the Corporation's Stock, is and will be engaged in the same business as the Corporation, the Subsidiaries and the Partnerships were engaged in prior to the Effective Time (the "Business"); (ii) the Owners and their Affiliates are intimately familiar with the Business; (iii) the Business is currently conducted in the States of Texas and New Mexico and WCI intends to continue the Business in Texas and New Mexico and intends, by acquisition or otherwise, to expand the Business into other geographic areas of Texas and New Mexico where it is not presently conducted; (iv) the Owners and their Affiliates have had access to trade secrets of, and confidential information concerning, the Business; (v) the agreements and covenants contained in this Section 11.1 are essential to protect the Business and the goodwill being acquired; and (vi) the Owners and their Affiliates have the means to support themselves and their dependents other than by engaging in a business substantially similar to the Business and the provisions of this Section 11 will not impair such ability. The Owners covenant and agree as set forth in (a), (b), (c), (d) and (e) below with respect to the Corporation and the Subsidiaries:

               (a) Non-Compete. For a period commencing on the Closing Date and terminating five (5) years thereafter (the "Restricted Period"), none of the Owners or any of their Affiliates (including without limitation the Partnerships) shall, anywhere within the states of Texas and New Mexico (the "Restricted Area"), directly or indirectly, acting individually or as the owner, shareholder, partner, or employee of any entity other than WCI or one of its subsidiaries, (i) engage in the Business, including without limitation in the operation of a solid waste collection, transportation, disposal and/or composting business, transfer facility, recycling facility, materials recovery facility or solid waste landfill;
        (ii) enter the employ of, or render any personal services to or for the benefit of, or assist in or facilitate the solicitation of customers for, or receive remuneration in the form of salary, commissions or otherwise from, any business engaged in the same business as the Business; (iii) as owner or lessor of real estate or personal property, rent to or lease any facility, equipment or other assets to any business engaged in the same business as the Business; or (iv) receive or purchase a financial interest in, make a loan to, or make a gift in support of, any such business in any capacity, including, without limitation, as a sole proprietor, partner, shareholder, officer, director, principal, agent, trustee or lender; provided, however, that the Owners may own, directly or indirectly, solely as an investment, securities of any business traded on any national securities exchange or NASDAQ, provided none of the Owners is a controlling person of, or a member of a group which controls, such business and further provided that the Owners do not, in the aggregate, directly or indirectly, own 2% or more of any class of securities of such business.

               (b) Confidential Information. During the Restricted Period and thereafter, the Owners and their Affiliates shall keep secret and retain in strictest confidence, and shall not use for the benefit of themselves or others, all data and information relating to the Business ("CONFIDENTIAL INFORMATION"), including without limitation, know-how, trade secrets, customer lists, supplier lists, details of contracts, pricing policies, operational methods, marketing plans or strategies, bidding information, practices, policies or procedures, product development techniques or plans, and technical processes; provided, however, that the term "Confidential Information" shall not include information that (i) is or becomes generally available to the public other than as a result of disclosure by the Owners or (ii) is general knowledge in the solid waste handling and landfill business and not specifically related to the Business. Notwithstanding the foregoing, the Owners may disclose and discuss confidential information in connection with any legal proceedings, and the Owners shall give WCI prior written notice of such disclosure at least 48 hours before such disclosure is made, if possible.

               (c) Property of the Business. All memoranda, notes, lists, records and other documents or papers (and all copies thereof) relating to the Business, including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of the Owners or the Selling Entities or made available to them relating to the Business, but excluding any materials (other than the minute books of the Corporation and the Subsidiaries) maintained by any attorneys for the Corporation or the Owners prior to the Closing, are and shall be the property of WCI and have been delivered or will be delivered or made available to WCI at the Closing.

               (d) Non-Solicitation. Without the consent of WCI, which shall not be unreasonably withheld, the Owners and their Affiliates shall not solicit any employees of the Surviving Corporation or either of the Partnerships to leave the employ of the Surviving Corporation or such Partnership and join the Owners or any Affiliate in any business endeavor owned or pursued by the Owners or any Affiliate.

               (e) No Disparagement. From and after the Closing Date, the
        Owners shall not, in any way or to any person or entity or governmental or regulatory body or agency, denigrate or derogate WCI or any of its subsidiaries, or any officer, director or employee, or any product or service or procedure of any such company whether or not such denigrating or derogatory statements shall be true and are based on acts or omissions which are learned by the Owners from and after the date hereof or on acts or omissions which occur from and after the date hereof, or otherwise. A statement shall be deemed denigrating or derogatory to any person or entity if it adversely affects the regard or esteem in which such person or entity is held by investors, lenders or licensing, rating, or regulatory entities. Without limiting the generality of the foregoing, the Owners shall not, directly or indirectly in any way in respect of any such company or any such directors or officers, communicate with, or take any action which is adverse to the position of any such company with any person, entity or governmental or regulatory body or agency who or which has dealings or prospective dealings with any such company or jurisdiction or prospective jurisdiction over any such company. This paragraph does not apply to the extent required to enforce this Agreement or to the extent that testimony is required by legal process, provided that WCI has received not less than five days' prior written notice of such proposed testimony, if possible.

        11.2 RIGHTS AND REMEDIES UPON BREACH. If the Owners or any Affiliate breaches, or threatens to commit a breach of, any of the provisions of Section
11.1 herein (the "RESTRICTIVE COVENANTS"), WCI shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to WCI at law or in equity:

               (a) Specific Performance. The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to WCI and that money damages would not provide an adequate remedy to WCI. Accordingly, in addition to any other rights or remedies, WCI shall be entitled to injunctive relief to enforce the terms of the Restrictive Covenants and to restrain the Owners from any violation thereof.

               (b) Accounting. The right and remedy to require the Owners to account for and pay over to WCI all compensation, profits, monies, accruals, increments or other benefits derived or received by the Owners as the result of any transactions constituting a breach of the Restrictive Covenants.

               (c) Severability of Covenants. The Owners acknowledge and agree that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

               (d) Blue-penciling. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall reduce the duration or scope of such provision, as the case may be, to the extent necessary to render it enforceable and, in its reduced form, such provision shall then be enforced.

               (e) Enforceability in Jurisdiction. WCI and the Owners intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographic scope of the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of WCI and the Owners that such determination not bar or in any way affect WCI's right to the relief provided above in the courts of any other jurisdiction within the geographic scope of the Restrictive Covenants as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

        11.3    TERMINATION DATE.

               (a) If the Effective Time has not occurred by October 31, 1999, this Agreement shall be terminated on that date or thereafter (the "TERMINATION DATE"), unless the Selling Entities have not then obtained all of the consents required by Sections 6.7 and 6.8, in which event this Agreement shall terminate 10 days after written notice from WCI to the Corporation and the Partnerships or 10 days after the later of (i) if any such consent is denied, the latest time for filing any appeal or further appeal of such denial has lapsed; and (ii) if any such consent is denied and such denial is appealed, the day the last appeal of such denial has been dismissed, refused or decided adversely to the Corporation or either of the Partnerships.

               (b) The Corporation, Ralner, the Partnerships and the Owners shall have the right to terminate this Agreement:

                      (i) Upon a breach of a representation or warranty of WCI
               or the Merger Sub contained in this Agreement which has not been cured in all material respects and which has had or is likely to have a Material Adverse Effect and is incapable of being satisfied by the Termination Date;

                      (ii) If the Merger is enjoined by a final, unappealable
               court order not entered at the request or with the support of any Selling Entity and if the Selling Entities shall have used reasonable efforts to prevent the entry of such order; or

                      (iii) If WCI (A) fails to perform in any material respect
               any of its covenants in this Agreement and (B) does not cure such default in all material respects within 30 days after written notice of such default specifying such default in reasonable detail is given to WCI by the Corporation or either of the Partnerships.



               (c) WCI shall have the right to terminate this Agreement:

                      (i) Upon a breach of a representation or warranty of the
               Representing Parties contained in this Agreement which has not been cured in all material respects and which has had or is likely to have a Material Adverse Effect and is incapable of being satisfied by the Termination Date;

                      (ii) If the Merger is enjoined by a final, unappealable
               court order not entered at the request or with the support of WCI and if WCI shall have used reasonable efforts to prevent the entry of such order; and

                      (iii) If the Corporation, Ralner or the Owners (A) fails
               to perform in any material respect any of its or his covenants in this Agreement and (B) does not cure such default in all material respects within 30 days after written notice of such default specifying such default in reasonable detail is given to such person by WCI.

               (d) WCI, the Corporation, the Owners, the Partnerships and Ralner shall have the right to terminate the Agreement by mutual consent.

        11.4 EFFECT OF TERMINATION. On termination of this Agreement, the transactions contemplated herein shall forthwith be abandoned and all continuing obligations and liabilities of the parties under or in connection with this Agreement shall be terminated and of no further force or effect; provided, however, that nothing herein shall relieve any party from liability for any misrepresentation, breach of warranty or breach of covenant contained in this Agreement prior to such termination or release any party from the obligations under Sections 5.1 and 9.3.

        11.5 NO DISPARAGEMENT BY WCI. From and after the Closing Date, WCI shall not, in any way or to any person or entity or governmental or regulatory body or agency, denigrate or derogate any of the Owners whether or not such denigrating or derogatory statements shall be true and are based on acts or omissions which are learned by WCI from and after the date hereof or on acts or omissions which occur from and after the date hereof, or otherwise. A statement shall be deemed denigrating or derogatory if it adversely affects the regard or esteem in which an Owner is held by investors, lenders or licensing, rating, or regulatory entities. Without limiting the generality of the foregoing, WCI shall not, directly or indirectly in any way in respect of any Owner, communicate with, or take any action which is adverse to the position of any Owner with any person, entity or governmental or regulatory body or agency who or which has dealings or prospective dealings with any Owners or jurisdiction or prospective jurisdiction over any Owner. This Section does not apply to the extent required to enforce this Agreement or to the extent that that testimony is required by legal process, provided that the applicable Owner has received not less than five days' prior written notice of such proposed testimony, if possible.

12.     GENERAL

        12.1 ADDITIONAL CONVEYANCES. Following the Closing, the Owner, the Partnerships and WCI shall each deliver or cause to be delivered at such times and places as shall be reasonably agreed upon such additional instruments as WCI, the Surviving Corporation or the Owner may reasonably request for the purpose of carrying out this Agreement. The Owner and the Partnerships will cooperate with WCI and the Surviving Corporation on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings or disputes of any nature with respect to matters pertaining to all periods prior to the date of this Agreement. WCI and the Surviving Corporation will reimburse the Owner for all reasonable expenses incurred by him in providing such information, testimony, evidence or assistance.

        12.2 ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, the successors or assigns of WCI, Ralner, the Partnerships and the Surviving Corporation and the heirs, legal representatives or assigns of the Owner; provided, however, that any such assignment shall be subject to the terms of this Agreement and shall not relieve the assignor of its or his responsibilities under this Agreement.

        12.3 NO WAIVER RELATING TO CLAIMS FOR FRAUD. Notwithstanding anything herein to the contrary, the liability of any party under Section 10 shall be in addition to, and not exclusive of any other liability that such party may have at law or equity based on such party's Fraud, fraudulent inducement, intentional misrepresentation or concealment ("FRAUD"). Notwithstanding anything herein to the contrary, none of the provisions set forth in this Agreement, including, but not limited to, the provisions set forth in Sections 10.1 or 10.2 shall be deemed a waiver by any party to this Agreement of any right or remedy which such party may have at law or equity based on any other party's Fraud, nor shall any such provisions limit, or be deemed to limit,
(a) the amounts of recovery sought or awarded in any such claim for Fraud, (b) the time period during which such a claim for Fraud may be brought, or (c) the recourse which any such party may seek against another party with respect to such a claim for Fraud; provided, however, that there shall be no adjustments of the Aggregate Consideration based on such right or remedy after the expiration of the applicable period set forth in Section 10.2(c).

        12.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

        12.5 NOTICES. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if in writing and either delivered personally, sent by facsimile transmission or by air courier service, or mailed by postage pre-paid registered or certified U.S. mail, return receipt requested, to the addresses designated below or such other addresses as may be designated in writing by notice given hereunder, and shall be effective upon personal delivery or facsimile transmission thereof or upon delivery by registered or certified U.S. mail or one business day following deposit with an air courier service:

               If to the Owner:      At the address set forth on Schedule 3.2

               With a copy to:       Myron D. Brown, Esq.
                                     Scott, Hulse, Marshall, Feuille, Finger
                                       & Thurmond, P.C.
                                     11th Floor, Texas Commerce Bank Building
                                     El Paso, Texas   79901
                                     Fax: (915) 546-8333

               If to WCI:            Waste Connections, Inc.
                                     2260 Douglas Boulevard, Suite 280
                                     Roseville, CA 95661
                                     Attention:  Ronald J. Mittelstaedt
                                     Fax: (916) 772-2920

               With a copy to:       Robert D. Evans, Esq.
                                     Shartsis, Friese & Ginsburg LLP
                                     One Maritime Plaza, 18th Floor
                                     San Francisco, CA 94111
                                     Fax: (415) 421-2922

        12.6 ATTORNEYS' FEES. In the event of any dispute or controversy between WCI on the one hand and the Corporation, Ralner, the Partnerships or the Owner on the other hand relating to the interpretation of this Agreement or to the transactions contemplated hereby, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and expenses incurred by the prevailing party, as awarded by the court. Such award shall include post-judgment attorney's fees and costs.

        12.7 DISCLOSURE SCHEDULES. Any matter disclosed on any Schedule to this Agreement shall be deemed to have been disclosed on every other Schedule that refers to such Schedule by cross reference so long as the nature of the matter disclosed is obvious from a fair reading of the Schedule on which the matter is disclosed.

        12.8 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict of laws provisions.

        12.9 PAYMENT OF FEES AND EXPENSES. Whether or not the transactions herein contemplated shall be consummated, each party hereto will pay its own fees, expenses and disbursements incurred in connection herewith and all other costs and expenses incurred in the performance and compliance with all conditions to be performed hereunder (including, in the case of the Owner, any such fees, expenses and disbursements paid or accrued by, or charged to, any of the Selling Entities).

        12.10 INCORPORATION BY REFERENCE. All Schedules and Exhibits attached hereto are incorporated herein by reference as though fully set forth at each point referred to in this Agreement.

        12.11 CAPTIONS. The captions in this Agreement are for convenience only and shall not be considered a part hereof or affect the construction or interpretation of any provisions of this Agreement.

        12.12 NUMBER AND GENDER OF WORDS. Whenever the singular number is used herein, the same shall include the plural where appropriate, and shall apply to all of such number, and to each of them, jointly and severally, and words of any gender shall include each other gender where appropriate.

        12.13 ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the entire Agreement and understanding between the Corporation, Ralner, the Owner, WCI and the Merger Sub and supersedes any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed or approved by the Corporation (or the Surviving Corporation if after the Effective Time), WCI, the Merger Sub, the Owner, Ralner and the Partnerships.

        12.14 WAIVER. No waiver by any party hereto at any time of any breach of, or compliance with, any condition or provision of this Agreement to be performed by any other party hereto may be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

        12.15 CONSTRUCTION. The language in all parts of this Agreement must be in all cases construed simply according to its fair meaning and not strictly for or against any party. Unless expressly set forth otherwise, all references herein to a "DAY" are deemed to be a reference to a calendar day. All references to "BUSINESS DAY" mean any day of the year other than a Saturday, Sunday or a public or bank holiday in Nevada or California. Wherever reference is made in this Agreement to the "KNOWLEDGE" of the Owner, such term means the actual knowledge of the Owner and any knowledge which should have been obtained by the Owner upon reasonable inquiry by a reasonable business person. Wherever reference is made in this Agreement to the "KNOWLEDGE" of a corporation, such term means the actual knowledge of any of the Owner and any officer, director or management employee of such corporation, and any knowledge which should have been obtained by such person upon reasonable inquiry by a reasonable business person. Wherever reference is made in this Agreement to the "KNOWLEDGE" of a partnership, such term means the actual knowledge of any of the partners and any officer or management employee of such partnership, and any knowledge which should have been obtained by such person upon reasonable inquiry by a reasonable business person. Unless expressly stated otherwise, cross-references herein refer to provisions within this Agreement and are not references to the overall transaction or to any other document.

13.     GLOSSARY

        The definitions of the terms used below can be found at the page indicated:



10.1(a) INDEMNITY EVENTS....................................................................38
accredited investor.........................................................................23
Acquisition Transaction.....................................................................29
Act..........................................................................................4
affiliate...................................................................................35
AFFILIATE...................................................................................13
affiliates..................................................................................35
AGGREGATE CONSIDERATION......................................................................4
Antitrust Division..........................................................................37
at will.................................................................................14, 33
BALANCE SHEET DATE...........................................................................8
BUSINESS....................................................................................43
business day................................................................................50
Claim.......................................................................................41
Claims Notice...............................................................................41
CLOSING......................................................................................3
CLOSING DATE.................................................................................3
Closing Date Current Assets.................................................................20
Closing Date Current Liabilities............................................................19
Closing Date Debt...........................................................................19
COLLECTION FRANCHISES.......................................................................10
Common Stock Agreement......................................................................33
CONFIDENTIAL INFORMATION....................................................................44
Corporation..................................................................................1
CORPORATION'S CERTIFICATES...................................................................5
Corporation's Stock..........................................................................4
CREC.........................................................................................1
day.........................................................................................49
El Paso Disposal.............................................................................1
ENVIRONMENTAL LAW.......................................................................20, 21
Environmental Site..........................................................................39
Environmental Site Losses...................................................................39
EQUIPMENT....................................................................................1
ERISA.......................................................................................15
Exchange Act................................................................................25
FACILITIES..................................................................................11
FACILITY....................................................................................11
FINANCIAL STATEMENTS.........................................................................8
FRAUD.......................................................................................48
FTC.........................................................................................37
GOLDEN PARACHUTE............................................................................15
GOLDEN PARACHUTE PAYMENT....................................................................16
GOVERNMENTAL PERMITS........................................................................10

HAZARDOUS SUBSTANCE.........................................................................21
HSR Act.....................................................................................11
Indemnifying Party..........................................................................41
Indemnitee..................................................................................41
J.O..........................................................................................1
JOS..........................................................................................1
knowledge...................................................................................50
LAWS........................................................................................20
MATERIAL ADVERSE EFFECT.....................................................................17
Merger Cash..................................................................................4
MERGER PRICE.................................................................................4
MERGER STOCK.................................................................................4
MERGER SUB...................................................................................1
MTI..........................................................................................1
multi-employer plan.........................................................................15
no-action...................................................................................36
occurrence..................................................................................14
Owner........................................................................................1
Owners.......................................................................................1
PARTNERSHIPS.................................................................................1
Permitted Liens.............................................................................13
pooling of interest.........................................................................36
PROPERTY....................................................................................12
Ralner STOck.................................................................................2
RCRA........................................................................................21
Recipient...................................................................................16
RECORDS, NOTIFICATIONS AND REPORTS..........................................................11
Registration Statements......................................................................4
Release.....................................................................................39
Representing Parties.........................................................................6
Required Governmental Consents..............................................................11
RESTRICTED AREA.............................................................................43
RESTRICTED PERIOD...........................................................................43
RESTRICTIVE COVENANTS.......................................................................45
RRI..........................................................................................1
Rule 145....................................................................................35
SDC..........................................................................................1
SEC.....................................................................................25, 35
Selling Entities.............................................................................3
Selling Entity...............................................................................3
Selling PARTIES..............................................................................3
Selling Party................................................................................3
Signing Date.................................................................................6
Subsidiaries.................................................................................1
Termination Date............................................................................46
UST.........................................................................................21

WCI..........................................................................................1
WCI INDEMNITIES.............................................................................38
WCI SEC Documents...........................................................................25
WCI STOck....................................................................................2

        IN WITNESS WHEREOF, the parties hereto have executed this Acquisition Agreement by persons thereunto duly authorized as of the date first above written.


THE CORPORATION:                        INTERNATIONAL ENVIRONMENTAL INDUSTRIES,
                                        INC.


                                        By:_____________________________________
                                           J. O. Stewart, Jr., President

WCI:                                    WASTE CONNECTIONS, INC.


                                        By:_____________________________________
                                           Ronald J. Mittelstaedt
                                           Chief Executive Officer & President

MERGER SUB:                             WCI ACQUISITION CORPORATION I


                                        By:_____________________________________
                                           Ronald J. Mittelstaedt
                                           Chief Executive Officer & President

THE OWNER:
                                        ________________________________________
                                        J. O. Stewart, Jr.





RALNER:                                 RALNER CORPORATION


                                        By:_____________________________________
                                           J. O. Stewart, Jr., President



                                           [Signatures continue on next page.]

JOS:                                    JOS ENTERPRISES, LTD.

                                        By: RALNER CORPORATION
                                            General Partner


                                            By:_________________________________
                                              J. O. Stewart, Jr., President

EQUIPMENT:                              INTERNATIONAL ENVIRONMENTAL INDUSTRIES
                                        EQUIPMENT COMPANY, L.P.

                                        By: RALNER CORPORATION
                                            General Partner


                                            By:_________________________________
                                               J. O. Stewart, Jr., President

The undersigned agree to be bound by the provisions of Sections 11.1 and 11.2 and shall be included in the term "Owners" only for purposes of such Sections.



                                            ____________________________________
                                            Albert Cox



                                            ____________________________________
                                            Ronald Acton

1.      MERGER AND STOCK AND INTERESTS PURCHASE.............................................2
        1.1    The Merger...................................................................2
        1.2    Effective Time...............................................................2
        1.3    Effects of the Merger........................................................2
        1.4    Articles of Incorporation and Bylaws of the Surviving Corporation............2
        1.5    Directors....................................................................2
        1.6    Officers.....................................................................2
        1.7    Closing Time and Place.......................................................3
        1.8    Selling Parties and Entities.................................................3
2.      CONSIDERATION; CONVERSION OF SECURITIES.............................................3
        2.1    Consideration................................................................3
        2.2    Allocation of Aggregate Consideration........................................3
        2.3    Conversion of Capital Stock..................................................4
        2.4    Exchange of Merger Cash and Certificates.....................................4
        2.5    Distributions................................................................5
        2.6    No Further Ownership Rights in The Corporation's Stock.......................5
        2.7    Lost Certificates............................................................5
3.      REPRESENTATIONS AND WARRANTIES OF THE CORPORATION, RALNER, THE OWNER AND THE
        PARTNERSHIPS........................................................................5
        3.1    Organization, Standing and Qualification.....................................5
        3.2    Capitalization and Partnership Interests.....................................6
        3.3    Assets Necessary to Conduct Business.........................................6
        3.4    Authority for Agreement and Filed Articles...................................7
        3.5    No Breach or Default.........................................................7
        3.6    Subsidiaries.................................................................7
        3.7    Financial Statements.........................................................7
        3.8    Liabilities..................................................................8
        3.9    Accurate and Complete Records................................................9
        3.10   Permits and Licenses.........................................................9
        3.11   Fixed Assets................................................................11
        3.12   Title to Assets.............................................................11
        3.13   Related Party Transactions..................................................12
        3.14   Contracts and Agreements; Adverse Restrictions..............................12

        3.15   Insurance...................................................................13
        3.16   Personnel...................................................................13
        3.17   Benefit Plans and Union Contracts...........................................14
        3.18   Taxes.......................................................................15
        3.19   Customers, Billings, Current Receipts and Receivables.......................16
        3.20   No Change With Respect to the Corporation...................................16
        3.21   Bank Accounts...............................................................17
        3.22   Closing Date Debt; Closing Date Current Assets and Closing Date Current
               Liabilities.................................................................18
        3.23   Compliance With Laws........................................................18
        3.24   Powers of Attorney..........................................................20
        3.25   Underground Storage Tanks...................................................20
        3.26   Patents, Trademarks, Trade Names, etc.......................................21
        3.27   Assets, etc. Necessary to Business..........................................21
        3.28   Condemnation................................................................21
        3.29   Suppliers and Customers.....................................................21
        3.30   Absence of Certain Business Practices.......................................22
        3.31   No Misleading Statements....................................................22
        3.32   Brokers; Finders............................................................22
        3.33   Accredited Investors........................................................22
        3.34   S Corporation...............................................................22
4.      REPRESENTATIONS AND WARRANTIES OF WCI AND THE MERGER SUB...........................22
        4.1    Existence and Good Standing.................................................22
        4.2    No Contractual Restrictions.................................................23
        4.3    Authorization of Agreement..................................................23
        4.4    Status of Shares............................................................23
        4.5    Governmental Authorities; Consents..........................................23
        4.6    SEC Documents...............................................................24
        4.7    Capital Stock...............................................................24
        4.8    No Misleading Statements....................................................24
        4.9    Brokers; Finders............................................................24
        4.10   Tax Free Reorganization.....................................................25

5.      COVENANTS OF THE CORPORATION AND THE OWNER PRIOR TO EFFECTIVE TIME.................25
        5.1    Access; Confidential Information............................................25
        5.2    Operations..................................................................25
        5.3    No Change...................................................................26
        5.4    Obtain Consents.............................................................27
        5.5    No Change in Relative Ownership.............................................27
        5.6    Control of Operations.......................................................27
        5.7    Acquisition Transactions....................................................28
6.      CONDITIONS PRECEDENT TO OBLIGATION OF WCI AND THE MERGER SUB TO CLOSE..............28
        6.1    Representations and Warranties..............................................28
        6.2    Conditions..................................................................28
        6.3    No Material Adverse Change..................................................29
        6.4    Certificates................................................................29
        6.5    No Litigation...............................................................29
        6.6    Other Deliveries............................................................29
        6.7    Governmental Approvals......................................................29
        6.8    Consents to Transfer........................................................29
        6.9    Dissenting Shares...........................................................29
        6.10   Title Insurance.............................................................29
        6.11   NASDAQ Listing..............................................................30
        6.12   HSR Waiting Period..........................................................30
        6.13   Registration Statements.....................................................30
        6.14   Schedules...................................................................30
        6.15   Purchase of MTI Minority Interests..........................................30
        6.16   Partnership Ownership.......................................................30
7.      CONDITIONS PRECEDENT TO OBLIGATION OF THE CORPORATION AND THE OWNER TO CLOSE.......30
        7.1    Representations and Warranties..............................................30
        7.2    Conditions..................................................................30
        7.3    No Material Adverse Change..................................................30
        7.4    Certificate.................................................................30

        7.5    No Litigation...............................................................30
        7.6    Other Deliveries............................................................31
        7.7    Consents to Transfer........................................................31
        7.8    NASDAQ Listing..............................................................31
        7.9    HSR Waiting Period..........................................................31
        7.10   Registration Statements.....................................................31
        7.11   Governmental Approvals......................................................31
8.      CLOSING DELIVERIES.................................................................31
        8.1    WCI Deliveries..............................................................31
        8.2    Corporation's and Owner's Deliveries........................................32
9.      ADDITIONAL COVENANTS OF WCI AND THE SELLING PARTIES................................33
        9.1    Release of Guaranties.......................................................33
        9.2    Release of Security Interests...............................................33
        9.3    Confidentiality.............................................................33
        9.4    Brokers and Finders Fees....................................................33
        9.5    Taxes.......................................................................33
        9.6    Short Year Tax Returns......................................................34
        9.7    Rule 145 and Other Restrictions.............................................34
        9.8    Agreement to Cooperate......................................................35
        9.9    NASDAQ Listing..............................................................36
        9.10   Notification of Certain Matters.............................................36
        9.11   General Release by the Owner................................................36
        9.12   Appointment of Director.....................................................37
        9.13   Effectiveness of Registration Statements....................................37
10.     INDEMNIFICATION....................................................................37
        10.1   Indemnification Covenants...................................................37
        10.2   Limitations on Indemnities..................................................39
        10.3   Notice of Indemnity Claim...................................................39
        10.4   Survival of Representations and Warranties..................................41
        10.5   No Exhaustion of Remedies or Subrogation; Right of Set Off..................41
11.     OTHER POST-CLOSING COVENANTS OF THE OWNERs AND WCI.................................41
        11.1   Restrictive Covenants.......................................................41
        11.2   Rights and Remedies Upon Breach.............................................43

        11.3   Termination Date............................................................44
        11.4   Effect of Termination.......................................................45
        11.5   No Disparagement by WCI.....................................................45
12.     GENERAL............................................................................46
        12.1   Additional Conveyances......................................................46
        12.2   Assignment..................................................................46
        12.3   No Waiver Relating to Claims for Fraud......................................46
        12.4   Counterparts................................................................46
        12.5   Notices.....................................................................46
        12.6   Attorneys' Fees.............................................................47
        12.7   Disclosure Schedules........................................................47
        12.8   Applicable Law..............................................................47
        12.9   Payment of Fees and Expenses................................................47
        12.10  Incorporation by Reference..................................................47
        12.11  Captions....................................................................47
        12.12  Number and Gender of Words..................................................48
        12.13  Entire Agreement............................................................48
        12.14  Waiver......................................................................48
        12.15  Construction................................................................48
13.     GLOSSARY...........................................................................49


                            EXHIBIT AND SCHEDULE LIST

Exhibit 1.2                         Filed Articles

Exhibit 8.1(e)                      Common Stock Agreement

Exhibit 8.2(b)                      Form of Opinion of Counsel for Owner

Schedule 2.2                        Allocation of Merger Cash and Merger Stock

Schedule 2.8                        Excluded Assets

Schedule 3.1                        States Where Qualified to Do Business

Schedule 3.2                        Authorized Capital of Corporation

Schedule 3.5                        No Breach or Default

Schedule 3.6                        Subsidiaries

Schedule 3.7                        Financial Statements

Schedule 3.8(a)-(d)                 Liabilities

Schedule 3.9                        Accurate and Complete Records

Schedule 3.10(a)                    Permits and Licenses

Schedule 3.10(b)                    Required Governmental Consents

Schedule 3.10(c)                    Records, Notifications and Reports

Schedule 3.10(d)                    Facilities

Schedule 3.11(a)                    Fixed Assets

Schedule 3.11(b)                    Property

Schedule 3.13                       Related Party Transactions

Schedule 3.14(a)                    Contracts and Agreements

Schedule 3.14(b)                    Adverse Restrictions

Schedule 3.14(c)                    Consents

Schedule 3.15                       Insurance

Schedule 3.16                       Personnel

Schedule 3.17(a)                    Benefit Plans

Schedule 3.17(b)                    Union Contracts, Agreements and Labor
                                    Disputes

Schedule 3.18(a)                    Taxes

Schedule 3.18(b)                    Taxes Duly Paid

Schedule 3.19                       Customers, Billings, Current Receipts and
                                    Receivables

Schedule 3.20                       No Change

Schedule 3.21(a)                    Bank Accounts

Schedule 3.21(b)                    Credit Card or Charge Accounts

Schedule 3.22(a)                    Closing Date Debt

Schedule 3.22(b)                    Closing Date Current Assets; Closing Date
                                    Current Liabilities

Schedule 3.23                       Compliance with Laws

Schedule 3.25                       Underground Storage Tanks

Schedule 3.26                       Patents, Trademarks, Trade Names, etc.

Schedule 3.31                       No Misleading Statements

Schedule 3.34                       S Corporation

Schedule 5.3(d)                     No Liabilities; Expenditures

Schedule 5.5                        No Change in Relative Ownership

Schedule 9.1                        Release of Guaranties

Schedule 9.11                       General Release by Owner